UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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E*TRADE Financial Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting of Stockholders

to Be Held May 13, 2010

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of E*TRADE Financial Corporation (“E*TRADE” or the “Company”), which will be held at the Ritz-Carlton Hotel, 1250 South Hayes Street, Arlington, Virginia 22202, at 10:00 a.m. local time, for the following purposes:

1.	To elect five directors to the Board of Directors;

2.	To authorize the Board of Directors to file an Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at a specified ratio of 1-for-10;

3.	To approve changes to the Company’s 2005 Equity Incentive Plan, including increasing share authorization by 125 million shares (subject to adjustment to 12.5 million shares if Proposal 2 is adopted and implemented);

4.	To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2010; and

5.	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 15, 2010 as the record date for determining those stockholders entitled to vote at the meeting.

All stockholders of record on March 15, 2010 are invited to attend the Annual Meeting. No ticket is required for admission. For security purposes, however, to gain admission to the Annual Meeting, you will be required to present identification containing a photograph and some indication that you are a stockholder. Packages and bags may be inspected and they may have to be checked at the door. In addition, other security measures may be used for the security of those attending the meeting. Please plan accordingly.

Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. For that reason, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. If you elected to receive the Annual Report and Proxy Statement electronically over the Internet, you will not receive a paper proxy card. We encourage you to vote online. If your shares are held in a bank or brokerage account and you did not elect to receive the materials through the Internet, you may still be eligible to vote your shares electronically. Your proxy may be revoked at any time prior to 11:59 p.m. EDT on May 12, 2010.

All stockholders of record are invited to attend the meeting. Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

Very truly yours,

Robert Druskin
Chairman of the Board

April 12, 2010

New York, New York

Stockholders Should Read the Entire Proxy Statement Carefully

Prior to Returning Their Proxy Cards

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS OF E*TRADE FINANCIAL CORPORATION

To Be Held May 13, 2010

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of E*TRADE Financial Corporation (“E*TRADE” or the “Company”, “us” or “we”) of proxies to be voted at the Annual Meeting of Stockholders, which will be held at the Ritz-Carlton Hotel, 1250 South Hayes Street, Arlington, Virginia 22202, on May 13, 2010 at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 12, 2010. The principal executive offices of E*TRADE are located at 135 E. 57th St., New York, New York 10022.

VOTING PROCEDURES—QUESTIONS AND ANSWERS

Who may vote and how many votes do I have?

Common stockholders of record at the close of business on March 15, 2010 (the “Record Date”) may vote. On that date there were 1,929,175,173 outstanding shares of our Common Stock, $0.01 par value per share (the “Common Stock”).

All of the shares of Common Stock are entitled to vote at the Annual Meeting. Stockholders of record will have one vote for each share they hold.

How do proxies work?

The Board of Directors is asking for your proxy. By giving the persons named your proxy, you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees and you may choose to vote your shares or to withhold your shares with respect to the other matters we are submitting to a vote of our stockholders. If you sign and return the enclosed proxy card, but do not specify how to vote, the persons named as proxies will vote your shares FOR the election of directors as described in “Proposal 1—Election of Directors;” FOR the Amended and Restated Certificate of Incorporation effecting a 1-for-10 reverse split of Common Stock as described in “Proposal 2—Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split;” FOR the increase in the number of shares authorized to the Company’s 2005 Equity Incentive Plan and certain other matters as described in “Proposal 3—Increase in Authorized Shares to the 2005 Equity Incentive Plan;” and FOR ratification of the selection of accountants as described in “Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm.”

How do I vote?

You may vote in person by attending the meeting or by proxy. If you are a stockholder of record, you may vote by proxy through the Internet, by telephone or by mail. You may follow the instructions on the proxy card or the instructions below for voting by one of these methods.

To vote through the Internet, please visit www.proxyvote.com before 11:59 p.m. EDT on May 12, 2010. The Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If you would like to receive future stockholder materials electronically, please enroll after you complete your voting process on www.proxyvote.com.

Please help us save time and postage costs by voting through the Internet or by telephone. If your shares are held in “street name” by a broker or other nominee, you will receive instructions from the holder of record that you must follow in order to vote your shares. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card depending on how you hold your shares. You will receive a proxy card for shares registered in your name. If you hold shares through someone else, such as a bank or broker, you may also receive material from them asking how you want to vote. If your shares are registered differently and are in more than one account, you will receive more than one proxy card. We encourage you to have all accounts registered in the same name and address whenever possible.

Can I change my vote?

You can revoke your proxy before the time of voting at the meeting in several ways (the revocation has to be received before the meeting to be counted):

•	by mailing a revised proxy dated later than the prior proxy,

•	by voting again at www.proxyvote.com, or

•

by notifying our Corporate Secretary in writing that you are revoking your proxy. Our Corporate Secretary may be reached at our principal corporate offices located at 135 E. 57th St., New York, New York 10022.

You can also revoke your proxy by voting in person at the meeting.

Who can attend the annual meeting?

Only stockholders of record on March 15, 2010 or their duly appointed proxies and our guests may attend the meeting. Please bring some proof of share ownership with you to the meeting. A bank or brokerage account statement showing you owned Common Stock on March 15, 2010 is acceptable proof.

What constitutes a “quorum” for the meeting?

A quorum is necessary to conduct business at the meeting. A quorum requires the presence of a majority of the outstanding shares entitled to vote, in person or represented by proxy. You will be counted toward the quorum requirement if you have voted by proxy.

Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results, and are excluded from the calculation of votes cast with respect to a director’s election under our majority voting policy, described below. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

How many votes are needed?

Assuming a quorum is present, in an uncontested election, directors are elected by a majority of the votes cast. In an uncontested election, any director nominee who receives an equal or greater number of votes “against” or “withheld” from his or her election as compared to votes “for” such election must tender his or her resignation to the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale. Please see “Proposal 1—Election of Directors—Board Meetings and Committees—Majority Voting Policy” below for further details.

Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and act as the inspector of election for the meeting.

Who pays for the solicitation of proxies?

The Company pays the cost of soliciting proxies. We retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist with the solicitation for an estimated fee of $15,750 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to solicitation by mail, proxies may be solicited personally or by telephone or electronic media by our regular employees.

What if only one copy of these proxy materials was delivered to multiple stockholders who share a single address?

In some cases, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2009 10-K to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, you may submit a written request to our Corporate Secretary, at the Company’s principal offices located at 135 E. 57th St., New York, NY, 10022. You may also send an email to ir@etrade.com or call us at (646) 521-4340. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the 2009 annual report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are currently standing for election to the Company’s Board of Directors (the “Board”). The members of the Board are grouped into three classes. One class is elected at each Annual Meeting of Stockholders, to hold office for a term beginning on the date of the election and ending on the date of the third Annual Meeting of Stockholders following the beginning of the term. Mr. Velli was appointed a director in January 2010 and Mr. Freiberg was named Chief Executive Officer of the Company and appointed a director effective April 1, 2010. In accordance with our policy, both Messrs. Velli and Freiberg will stand for election by our stockholders at the Annual Meeting of Stockholders.

The nominees for the Board are set forth below. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies they receive for the nominees listed below. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

Qualifications of Directors

The Board, acting through the Nominating and Corporate Governance Committee (the “Committee”), is responsible for recommending to the stockholders a group of nominees that, taken together, have the experience, qualifications, attributes and skills to function effectively as a board. Our Corporate Governance Guidelines require the Committee periodically to review the composition of the Board in light of the current challenges and needs of the Company and determine whether to add or remove individuals “after considering issues of knowledge, expertise, judgment, term of service, age, skills, diversity of background and experience, and relations with various constituencies.”

The past three years have been challenging for the Company, and the directors have spent a substantial amount of time guiding the Company through two major re-capitalizations. The Board met 53 times during 2009, 34 times in 2008 and 21 times in 2007. In presenting this year’s nominees, the Committee considered, among other things, the invaluable experience they gained in dealing with the Company’s credit issues, their ability to work as a collegial group during an intense and stressful period and their willingness to spend the time necessary to perform their role despite other professional commitments.

In addition to the characteristics common to all of our directors, which include integrity, a strong professional reputation and record of achievement in senior executive capacities, the Committee has included on our Board, persons with diverse backgrounds and skills reflecting the needs of the Company. For example, in response to turnover on the Board in recent years, the Committee added several directors with strong banking, credit and risk management backgrounds. With the retirement of Mr. Hayter, who has a background in technology and securities exchanges, the Committee has recruited a new director with an impressive career in the brokerage and securities clearance industry to replace him, subject to the approval of various banking regulators. The Board will also gain additional valuable experience in the brokerage industry and in retail/consumer financial services with the recent appointment of Mr. Freiberg as a director and the Company’s Chief Executive Officer.

The Committee considers the following additional factors as important characteristics of the current Board:

•

experience in a broad range of occupations and industries which provides differing viewpoints and expertise relating to execution of the Company’s business plans. These include banking and financial services (Messrs. Druskin, Freiberg, Griffin, Parks, Ms. Raffaeli, Messrs. Sclafani and Velli), technology and e-commerce (Messrs. Fisher, Randall and Ms. Weaver), marketing and consumer retail (Mr. Freiberg, Mmes. Raffaeli and Weaver) and legal (Mr. Kanner);

•

experience as an early (Messrs. Fisher and Randall) or recent (Mr. Griffin) major investor in the Company, or experience as a long-time director of the Company’s largest subsidiary, E*TRADE Bank (Mr. Willard);

•

significant substantive experience in areas applicable to service on the Boards’ committees, including corporate financial management, auditing and accounting (Mr. Sclafani and Ms. Weaver), credit and risk management (Messrs. Druskin, Freiberg, Griffin and Parks), regulated financial services (Messrs. Druskin, Freiberg, Parks and Sclafani), bank regulation (Mr. Freiberg, Ms. Raffaeli and Mr. Willard), and corporate governance (Mr. Kanner);

•

geographical diversity to reflect the Company’s broad and international client base, including Western U.S. (Messrs. Parks, Randall and Ms. Weaver), Europe (Mr. Willard), Japan (Mr. Fisher), Midwest U.S. (Mr. Griffin) and Eastern U.S. (Messrs. Druskin, Freiberg, Kanner, Ms. Raffaeli and Mr. Sclafani).

Nominees to Board of Directors

Name	Principal Occupation	Director Since	If Elected, Class and Year of Annual Stockholder Meeting At Which Director Will Next Stand for Election	Age
Ronald D. Fisher	President of SoftBank Holdings, Inc.	2000	Class II 2013	62
Steven J. Freiberg	Chief Executive Officer of E*TRADE Financial Corporation	2010	Class II 2013	53
Kenneth C. Griffin	Founder and Chief Executive Officer of Citadel Investment Group, L.L.C.	2009	Class II 2013	41
Donna L. Weaver	Chairman of MxSecure, Inc.	2003	Class II 2013	66
Joseph M. Velli	Chairman and Chief Executive Officer of BNY ConvergEx Group, LLC	2010	Class I 2011	52

Ronald D. Fisher has been a director of the Company since October 2000. Mr. Fisher is President of SoftBank Holdings, Inc. (“SoftBank”), where he oversees all of SoftBank’s activities outside of Asia, and is a managing partner of SoftBank Capital. He joined SoftBank in October 1995. Mr. Fisher serves as a director of SoftBank Corporation, Japan and GSI Commerce, a publicly-traded developer and operator of e-commerce businesses. Mr. Fisher received a Bachelor of Commerce degree from the University of Witwatersrand, South Africa and a Master of Business Administration from Columbia University. Mr. Fisher is Chair of the Compensation Committee.

Steven J. Freiberg has served as the Company’s Chief Executive Officer and as a director since April 2010. Mr. Freiberg is a financial services industry veteran, having served in multiple senior level positions over a distinguished 30-year career at Citigroup. Most recently, Mr. Freiberg served as Co-Chairman and Co-CEO of Citigroup’s Global Consumer Group, which constituted all consumer business lines in 53 countries, including investment products, retail/commercial banking, credit cards, mortgages, and consumer finance—and, under his leadership, represented more than 50 percent of Citigroup’s earnings. During his tenure at Citigroup, Mr. Freiberg also served as Chairman and CEO of Citi Cards, where he led the world’s largest credit card franchise. Prior to that, as Chairman and CEO of Citigroup’s Investment Products Division N.A., Mr. Freiberg had responsibility for retail investment products, platforms, sales and service. Mr. Freiberg has served as a Board member of MasterCard International since 2006. He also serves on the Board of the March of Dimes and is Co-Chair of the NYC Council of Habitat for Humanity. Mr. Freiberg holds both a B.B.A. and an M.B.A. from the Zarb School of Business at Hofstra University.

Kenneth C. Griffin has been a director of the Company since June 2009, pursuant to a director nomination right granted in 2007. Mr. Griffin is the Founder, President and Chief Executive Officer of Citadel Investment Group, L.L.C., a global financial institution (together with its affiliates, “Citadel”). Mr. Griffin serves as Vice Chairman of the Chicago Public Education Fund and is a member of the Board of Trustees for the Art Institute of Chicago and the Museum of Contemporary Art. Mr. Griffin is a member of the World Economic Forum and the Economic Club of Chicago. Mr. Griffin received a bachelor’s degree from Harvard College. Mr. Griffin is a member of the Finance and Risk Oversight Committee.

Donna L. Weaver has been a director of the Company since April 2003. Ms. Weaver is Chairman of MxSecure, Inc., a provider of internet-based transcription, electronic health record and speech recognition services and software to medical practices nationwide. A Certified Management Accountant, Ms. Weaver received a Bachelor of Science from the University of Arizona in Economics and Finance and a Master of Science in Management from the Stanford Graduate School of Business. Ms. Weaver has served on the boards of several public and private companies during her career. Ms. Weaver is Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

Joseph M. Velli has been a director of the Company since January 2010. Mr. Velli is the Chairman and Chief Executive Officer of BNY ConvergEx Group, LLC. Mr. Velli was formerly Senior Executive Vice President of The Bank of New York and Chief Executive Officer of BNY Securities Group. During his tenure with the Bank of New York, Mr. Velli led Global Issuer Services, Global Custody and related Investor Services, Consumer Banking and Global Marketing and Sales. He was also Sector Head of Global Issuer Services and Senior Executive Vice President, responsible for Consumer Banking at the Bank of New York. Prior to joining The Bank of New York, Mr. Velli was head of Citibank’s Depositary Receipt business. He currently serves on the board of Paychex, Inc. Mr. Velli holds an M.B.A. in Finance from Fairleigh Dickinson University and a B.A. in accounting from William Paterson University of New Jersey.

Directors Not Standing for Election

The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Principal Occupation	Director Since	Class and Year of Annual Stockholder Meeting at Which Term Will Expire	Age
Robert A. Druskin	Chairman of E*TRADE Financial Corporation	2008	Class I 2011	62
Frederick W. Kanner	Of Counsel, Dewey & LeBoeuf LLP	2008	Class I 2011	66
Michael K. Parks	Managing Director, Leveraged Finance Group, Trust Company of the West	2003	Class III 2012	50
Lewis E. Randall	Private Investor	1982	Class III 2012	68
C. Cathleen Raffaeli	Managing Partner, The Hamilton White Group, LLC	2003	Class I 2011	53
Joseph L. Sclafani	Retired Banking Executive	2008	Class III 2012	61
Stephen H. Willard	Chief Executive Officer, Flamel Technologies S.A.	2005	Class III 2012	49

Robert A. Druskin has been a director of the Company since February 2008 and served as Lead Director from May 2009 through December 2009. Mr. Druskin became Chairman of the Board in December, 2009 and served as Interim Chief Executive Officer of the Company from December 31, 2009 until March 31, 2010. He also became Chairman of the Board of E*TRADE Bank and Chairman and a member of the Boards of E*TRADE Savings Bank, E*TRADE United Bank and ETB Holdings, Inc, each subsidiaries of the Company, on December 31, 2009. Mr. Druskin is former Chief Operating Officer of Citigroup and was a member of the Office of the Chairman. He joined Smith Barney (now a division of Citigroup) in 1991 as Chief Administrative Officer, later taking on the role of head of Asset Management and the Futures Division before returning to the role of Chief Administrative Officer. In 2000, Mr. Druskin became Chief Operations and Technology Officer for Citi. He later became the President and Chief Operating Officer, then Chief Executive Officer, of Citi Markets & Banking. He served as Chief Operating Officer of Citigroup from December 2006 until December 2007, when he retired from the company. Mr. Druskin has been a member of the Board of Directors of Affiliated Computer Services, a publicly traded company, since 2008. Mr. Druskin earned a Bachelor of Arts from Rutgers University.

Frederick W. Kanner has been a director of the Company since April 2008. Mr. Kanner is Of Counsel at the law firm of Dewey & LeBoeuf LLP in New York City. He has served as Chairman of the firm’s Corporate Finance Group for more than 15 years and as a member of its Management Committee for 20 years. He is a member of the board of directors of National Benefit Life Insurance Company, where he serves as Chairman of the Audit Committee, and the Lawyers’ Committee for Civil Rights Under Law. Mr. Kanner received a Bachelor of Arts degree in economics from the University of Virginia and a Juris Doctorate from the Georgetown University Law Center. Mr. Kanner is a member of the Finance and Risk Oversight Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Michael K. Parks has been a director of the Company since April 2003. Mr. Parks is a Managing Director, Leveraged Finance Group, of Trust Company of the West. From 1993 to 2000, he held various executive level positions at Aurora National Life Assurance Company (“Aurora”), a privately owned life insurance company, holding the positions of Chief Executive Officer, President and Chief Investment Officer from 1996 to 2000. From 1981 to 1992, he held various positions at Salomon Brothers Inc., including the position of Director, Financial Buyers/Leveraged Finance from 1990 to 1992. Mr. Parks also serves as a director of El Paso Electric Company, a publicly traded company, and Aurora. Mr. Parks received a Bachelor of Arts degree from Haverford College. Mr. Parks is Chair of the Finance and Risk Oversight Committee, and a member of the Audit Committee, where he is designated an audit committee financial expert.

Lewis E. Randall has been a director of the Company since 1982. Mr. Randall is a private investor with significant prior management and director experience in the technology industry. Since 2002, he has been a director of the Cato Institute in Washington, D.C. Mr. Randall received a Bachelor of Arts degree from Harvard University. Mr. Randall is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

C. Cathleen Raffaeli has been a director of the Company since April 2003. Ms. Raffaeli is the president and managing director of The Hamilton White Group, LLC, an investment and advisory group providing support for strategic partnering, business development, sales and marketing strategy to companies in financial services growth markets and education sects. From 2004 through 2006, Ms. Raffaeli was the Chief Executive Officer and President of Cardean Learning Group (formerly Unext, Inc.), a privately held company that develops and delivers online education using advances in cognitive science and technology. Prior to 2004, she was a managing partner of The Hamilton White Group, LLC, the position to which she returned in 2006. Ms. Raffaeli serves as a director of the New York Federal Home Loan Bank, Indecomm Global Services, Brookline College, Potomac College and the University of Business and International Studies in Geneva, Switzerland. Ms. Raffaeli received a Bachelor of Science degree from the University of Baltimore and a Master of Business Administration from New York University. Ms. Raffaeli is a member of the Compensation and the Finance and Risk Oversight Committees.

Joseph L. Sclafani has been a director of the Company since June 2008. Mr. Sclafani is former Executive Vice President and Controller, JPMorgan Chase & Co. His 38 years of experience include 27 years at

JPMorgan Chase & Co. and its predecessors, serving most recently as Corporate Controller responsible for corporate financial operations, regulatory reporting, financial accounting and reporting and accounting policies. Mr. Sclafani also spent 11 years at KPMG as a certified public accountant. He earned a Bachelor of Arts degree from St. Francis College in Brooklyn and completed post-graduate studies in finance at Bernard Baruch. Mr. Sclafani is Chair of the Audit Committee, where he is designated an audit committee financial expert.

Stephen H. Willard has been a director of the Company since April 2005. He is the Chief Executive Officer of Flamel Technologies S.A. (“Flamel Technologies”), a biopharmaceutical company. Mr. Willard previously served as Associate Director of Resolutions of the Federal Deposit Insurance Corporation (“FDIC”), where he was responsible for management and resolution of troubled banks with assets in excess of $1 billion. He has also worked as an investment banker and as an attorney in private practice. Mr. Willard serves on the board of directors of Flamel Technologies. From June 2000 until joining the Company’s Board, Mr. Willard served as an independent member of the board of directors of ETB Holdings, Inc. and E*TRADE Bank. Mr. Willard received a Bachelor of Arts degree from Williams College and a Juris Doctorate from Yale Law School. He is a member of the Audit Committee where he is designated an audit committee financial expert, the Finance and Risk Oversight Committee, and the Nominating and Governance Committee.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company (the “Board”) held a total of 53 meetings during 2009. Each current director attended at least 75% of the aggregate of the total number of meetings of (i) the Board and (ii) the committees of the Board on which he or she served. Our non-management directors meet in executive session without management; at a minimum, these executive sessions occur at each of the four regularly scheduled quarterly Board meetings. The Lead Director, Robert A. Druskin, led these meetings during 2009 as he did not become Interim Chief Executive Officer until December 31, 2009. Communications to the Board, the Chairman of the Board, the non-management directors or any other director may be sent to: E*TRADE Financial Corporation, 135 E. 57th St., New York, NY 10022, Attention: Corporate Secretary. We do not have a formal policy regarding director attendance at our annual stockholder meeting, and five of the eleven then-current directors who served attended the 2009 Annual Meeting of Stockholders.

During 2009, the Board had an Audit Committee, a Compensation Committee, a Finance and Risk Oversight Committee and a Nominating and Corporate Governance Committee Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee met the independence requirements of the NASDAQ Global Select Market (“NASDAQ”) and all members of the Finance and Risk Oversight Committee, with the exception of Mr. Griffin and Mr. Layton, met these independence requirements. The charters of each of these committees, as well as our Code of Professional Conduct, Corporate Governance Guidelines and Related Person Transaction Policy and Procedures, are available on our website at investor.etrade.com in the “Corporate Governance” section. You may also request a copy of each of these documents free of charge by writing to E*TRADE Financial Corporation, 135 E. 57th St., New York, NY 10022, Attention: Corporate Secretary. We intend to post on our website referred to above any amendments to or waivers from our Code of Professional Conduct or Related Transaction Policy and Procedures that apply to our executive officers. The information on our website is not a part of this Proxy Statement. The committees of the Board, their members during 2009, their primary responsibilities and the number of times the committees met during 2009 are described below.

Committee (1)	Members During 2009	Primary Responsibilities	Number of Meetings
Audit Committee (2)	Joseph Sclafani, (Chair) (3) George Hayter (4) Michael Parks (5) (Chair) Lewis Randall Donna Weaver Stephen Willard	Reviews the results of the Company’s annual audits and quarterly reviews and meets with the Company’s independent accountants to review the Company’s internal controls and financial management practices.	16 meetings

Committee (1)	Members During 2009	Primary Responsibilities	Number of Meetings
Compensation Committee	Ronald Fisher (Chair) Robert Druskin (6) George Hayter Frederick Kanner (7) Michael Parks (5) Cathleen Raffaeli (8) Lewis Randall	Recommends to the Board of Directors the compensation arrangements for the Company’s senior executives and oversees administration of our benefit plans, including our equity incentive plans. This Committee also reviews the performance of the Chief Executive Officer and the members of the Company’s senior management team at least annually. As discussed in the Compensation Discussion and Analysis, this Committee retains an outside consultant.	9 meetings

Finance and Risk Oversight Committee	Michael Parks (Chair) (5) Robert Druskin (6) Kenneth Griffin (9) Frederick Kanner Donald Layton (10) Cathleen Raffaeli (8) Donna Weaver (11) Stephen Willard (12)	Assists the Board and the Company’s senior management in overseeing the effective financial management of the Company and its subsidiaries; identifies, assesses and manages the Company’s risk; optimizes the financial risk and return for the Company; and evaluates matters relating to potential mergers, acquisitions, principal investments and/or dispositions of assets, as well as potential investments by third parties in the Company and/or its securities.	9 meetings

Committee (1)	Members During 2009	Primary Responsibilities	Number of Meetings
Nominating and Corporate Governance Committee	Donna Weaver (Chair) Robert Druskin (6) Frederick Kanner Lewis Randall Cathleen Raffaeli (8) Stephen Willard	Oversees the Company’s corporate governance practices to ensure that the Board and the Company’s senior management teams act in conformity with the standards of good corporate governance. This Committee also leads any search for new board members. The Committee also leads the Board’s succession planning activities.	11 meetings

(1)	Mr. Druskin was Lead Director until December 30, 2009 and was invited to attend each Committee meeting in an ex officio role. On December 31, 2009, Mr. Druskin became Chairman of the Board and Interim Chief Executive Officer.

(2)	The Board has determined that each of Messrs. Parks, Sclafani and Willard is an “audit committee financial expert” within the meaning of applicable regulations under the Securities Exchange Act. No member of the Audit Committee serves on the audit committee of more than one other public company.

(3)	Mr. Sclafani became Chair of the Audit Committee on May 28, 2009.

(4)	Mr. Hayter served as a member of the Audit Committee until May 28, 2009. Mr. Hayter retired from the Board as of April 1, 2010; owing to age, he does not qualify to stand for re-election.

(5)	Mr. Parks was chair of the Audit Committee and a member of the Compensation Committee until May 28, 2009. Mr. Parks became Chair of the Finance and Risk Oversight Committee on May 28, 2009.

(6)	Mr. Druskin served as member of the Compensation Committee and was the Chair of the Finance and Risk Oversight Committee until May 28, 2009. Mr. Druskin served as a member of the Nominating and Corporate Governance Committee from May 28, 2009 until December 30, 2009.

(7)	Mr. Kanner joined the Compensation Committee on May 28, 2009.

(8)	Ms. Raffaeli joined the Compensation Committee and Finance and Risk Oversight Committee on May 28, 2009. Ms. Raffaeli served as member of the Nominating and Corporate Governance Committee until May 28, 2009.

(9)	Mr. Griffin joined the Finance and Risk Oversight Committee on June 8, 2009.

(10)	Mr. Layton served as a member of the Finance and Risk Oversight Committee until December 30, 2009.

(11)	Ms. Weaver served as a member of the Finance and Risk Oversight Committee until May 28, 2009.

(12)	Mr. Willard joined the Finance and Risk Oversight Committee on May 28, 2009.

Risk Management

The Board plays an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks. In particular, the Finance and Risk Oversight Committee assists the Board and senior management in the effective identification, assessment and management of the Company’s risks and in working to improve the financial risk and return of the Company. The Finance and Risk Oversight Committee reviews financial matters including capital expenditures, asset and liability management, capital structure and financing, regulatory capital and ratios, dividend policy; the Company’s risk governance and independent enterprise risk management (ERM) framework; the Company’s policies and procedures for managing operational risk, credit risk, market risk, interest rate risk, investment risk and liquidity risk; and the Company’s policies governing mergers and acquisitions, principal investments and dispositions of assets. The Compensation Committee assists the Board in evaluating risks arising from Company executive and non-executive compensation programs. The Nominating and Corporate Governance Committee assists the Board in overseeing risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Audit Committee assists the Board in overseeing risks associated with financial reporting, internal controls and compliance with legal and regulatory requirements.

Director Independence

The Board has adopted categorical standards to assist in its evaluation of the independence of directors. The categorical standards describe various types of relationships that could exist between a Board member and the Company and sets thresholds at which such relationships would be deemed to be material in the determination of a director’s independence. Although any director who meets the independence criteria of NASDAQ and the Board’s own categorical standards (as well as Rule 10A-3(b) of the Securities Exchange Act in the case of Audit Committee members) will be presumed to be independent, the Board may make a decision to the contrary based on its review of any other relevant factors. The Board’s categorical standards are as follows:

1. A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services is still presumed independent if such payments were less than the greater of 5% of such other entity’s gross consolidated revenues for such fiscal year and $200,000.

2. A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year is still presumed independent if the indebtedness is in an amount less than the greater of 5% of such other entity’s total consolidated assets at the end of such fiscal year and $200,000.

3. A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year is still presumed independent if the total billings for such services were less than the greater of 5% of the law firm’s gross revenues for such fiscal year and $200,000.

4. A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year is still presumed independent if the total compensation received for such services was less than the greater of 5% of the investment banking firm’s consolidated gross revenues for such fiscal year and $200,000.

After a review of all relevant factors and applying these categorical standards and the independence criteria of NASDAQ, the Board has determined that:

•

Mr. Fisher, Mr. Kanner, Mr. Parks, Ms. Raffaeli, Mr. Randall, Mr. Sclafani, Mr. Velli, Ms. Weaver and Mr. Willard are each independent, because none of these individuals has any relationship with the Company other than being a director and stockholder and Mr. Hayter, while he was a director was independent because he did not have any relationship with the Company other than being a director and stockholder.

•	Mr. Druskin was independent until he assumed the responsibility of Interim Chief Executive Officer.

•	Mr. Griffin, as Chief Executive Officer of Citadel Investment Group II, L.L.C. is not independent.

•	In 2009, Mr. Layton, as an employee of the Company, was not independent.

Neither Mr. Layton nor Mr. Griffin served on the Audit, Compensation or Nominating and Corporate Governance Committees of the Board in 2009 and Mr. Druskin stepped down from his role on the Nominating and Corporate Governance Committee in connection with his service as Interim Chief Executive Officer. As a result, the Board has also determined that each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board and the particular needs of the Board, considering skill sets required and whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other parties. While there is no diversity policy or fixed set of qualifications that must be satisfied before a candidate will be considered, we seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. All candidates are then evaluated based on a review of the individual’s qualifications, skills, independence and expertise, including the criteria included in our Corporate Governance Guidelines and the Board’s desire to draw on diverse perspectives and expertise in conducting its work.

Nominations by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates submitted by any stockholder who has continuously held at least 5% of our voting securities (either directly or as part of a group) for at least one year and is not a competitor. Such recommendations must be mailed to: 135 E. 57th St., New York, NY, 10022, Attention: Corporate Secretary. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the previous twelve months, (ii) a statement that the stockholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications, and (iv) a statement whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending stockholder of its final decision. Any stockholder nominee for the Board of Directors, at the request of the Board of Directors, must submit a statement that, if elected, the nominee intends to comply with the Company’s majority voting policy, described below.

Board Leadership

Our Corporate Governance Guidelines state that the “Board thinks that it is good practice to separate the roles of Chair of the Board and CEO…”. Prior to the mortgage crisis of late 2007, the Chairman and Chief Executive Officer roles were separated. In late 2007, Mr. Layton became Chairman and also served on an interim basis as Chief Executive Officer during the search for a permanent successor. When the Board later asked Mr. Layton to assume the role of Chief Executive Officer under a 2-year employment agreement, he retained the title of Chairman. Upon Mr. Layton’s retirement, Mr. Druskin, who had served as Lead Director, assumed the Chairmanship and agreed to serve as Interim Chief Executive Officer during the search for a permanent chief executive officer. Mr. Druskin retains the position of non-executive Board Chairman following the selection of Mr. Freiberg as our Chief Executive Officer.

Whenever the Chairman of the Board and Chief Executive Officer are the same person, the Board will annually elect an independent, non-management director who coordinates the activities of the other non-management directors (“Lead Director”). The responsibilities of the Lead Director include serving as the principal liaison on Board-wide issues between the independent directors and the Chairman; presiding at all Board meetings at which the Chairman of the Board is not present; and attending the meetings of other standing committees to ensure that the committees are working effectively from the standpoint of the independent directors.

Majority Voting Policy

In May 2008, our Board of Directors amended the Company’s Bylaws and revised our Corporate Governance Guidelines to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard, subject to the rights of any series or class of stock to elect directors under specified circumstances, as set forth in the Company’s Certificate of Incorporation. Under our majority voting policy, in an uncontested election, each nominee shall be elected to the Board of Directors by the majority of the votes cast with respect to the director’s election (that is, the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election). Directors will continue to be elected by plurality vote in contested elections (that is, when the number of nominees for election exceeds the number of directors to be elected). Whether an election is contested or not is determined on the last day by which stockholders may submit notice to nominate a person for election as a director pursuant to the Company’s Certificate of Incorporation.

If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director must submit in advance an irrevocable, contingent resignation to the Chair of the Nominating and Corporate Governance Committee that the Board may accept if the director fails to be elected by the majority of the votes cast with respect to the director’s election. In that situation, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation, and submit its recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board expects that any director whose resignation becomes effective pursuant to this policy will excuse himself or herself from participating in the consideration of his or her resignation by either the Nominating and Corporate Governance Committee or the Board of Directors. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. In 2010, all nominees currently serve on the Board.

DIRECTOR COMPENSATION

Cash Compensation. The Director Compensation policy for cash fees for non-employee directors in 2009 was as follows:

Annual Board Retainer for All Board Members	$50,000
Additional Annual Retainer for Each Committee Chairperson	$10,000
Additional Annual Retainer for Service as Lead Director	$25,000
Each Board Meeting Attended or Action by Written Consent	$2,500
Each Committee Meeting Attended or Action by Written Consent as Committee Chairperson	$2,500
Each Committee Meeting Attended as Lead Director (1)	$2,000
Each Committee Meeting Attended or Action by Written Consent as Committee Member	$2,000

(1)	In addition to membership on any particular Committee, the Lead Director was invited to attend all meetings of the Board’s Committees in an ex officio capacity and received compensation for each Committee meeting attended in such capacity.

All non-employee directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board and its committees. Non-employee directors do not participate in any other benefit plan (including pension or deferred compensation plan) or receive perquisites.

Equity Compensation. In 2009, each non-employee director received the following grants of options and restricted stock awards on the date of our annual meeting:

•

An option to purchase 20,000 shares of the Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant (measured as the average of the high and low of the price of the Common Stock on the date of grant) and a maximum term of 10 years.

•

A grant of restricted stock with a fair market value on the date of grant (measured as the average of the high and low of the price of the Common Stock on that date) equal to $25,000, which resulted in the grant of 17,421 restricted shares to each individual.

•

Each option and restricted stock award vests over two years in two equal annual installments, subject to immediate vesting upon (i) certain changes in the ownership or control of the Company or (ii) the death of the director while serving as a Board member.

Generally, non-employee directors receive initial grants when they join the Board and then annual grants at the time of the annual meeting. The Nominating and Corporate Governance Committee regularly reviews our non-employee director compensation policy, and has approved a change in the equity compensation policy for 2010. This year, directors will not receive stock options, and will instead receive an annual grant of restricted stock with a value on the date of grant equal to $50,000, with vesting over two years.

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3) (4)	Option Awards ($) (2) (4) (5)	Total ($) (6)
Robert A. Druskin	266,500	25,000	19,582	311,082
Ronald D. Fisher	205,000	25,000	19,582	249,582
Kenneth C. Griffin	71,500	—	—	71,500
George A. Hayter	191,500	25,000	19,582	236,082
Frederick W. Kanner	246,000	25,000	19,582	290,582
Michael A. Parks	275,000	25,000	19,582	319,582
C. Cathleen Raffaeli	258,500	25,000	19,582	303,082
Lewis E. Randall	259,500	25,000	19,582	304,082
Joseph L. Sclafani	260,000	25,000	19,582	304,582
Joseph M. Velli	—	—	—	—
Donna L. Weaver	269,500	25,000	19,582	314,082
Stephen H. Willard	266,000	25,000	19,582	310,582

(1)	Mr. Layton is not included in this table because he did not receive additional compensation for his service as a director. His employee compensation during fiscal 2009 is reported in the Executive Compensation Summary Compensation Table, below. Mr. Druskin became Interim Chief Executive Officer on December 31, 2009 but prior to that date received the compensation set forth in this table for his services as a non-employee director.

(2)	Amounts reported in this column constitute the aggregate grant date fair value of each award, calculated in accordance with the stock compensation accounting guidance under accounting principles generally accepted in the United States of America (“GAAP”). The valuation shown in this column is determined using a Black-Scholes-Merton option pricing model with assumptions made as more fully described in Note 19 of Item 8. Financial Statements and Supplementary Data in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010 with the Securities and Exchange Commission.

(3)	As discussed above, on May 28, 2009, the date of the 2009 Annual Meeting of Stockholders, each non-employee director received a stock award with an aggregate grant date fair value equal to the Annual Board Retainer received by the director. Each director who served on the Board at that time, other than Messrs. Layton and Griffin, received a stock award of 17,421 shares with an aggregate grant date fair value of $25,000.

(4)	As of December 31, 2009, each of Messrs. Druskin, Fisher, Hayter, Kanner, Parks, Randall, and Willard and Mmes. Raffaeli and Weaver held an aggregate of 20,291 unvested restricted stock awards; Mr. Sclafani held 20,358 unvested restricted stock awards. As of December 31, 2009, each of Messrs. Druskin, Kanner and Sclafani held an aggregate of 40,000 outstanding stock options; Messr. Fisher held an aggregate of 218,592 outstanding stock options, Messr. Hayter held an aggregate of 200,348 outstanding stock options; Messr. Parks and Mme. Raffaeli held an aggregate of 142,939 outstanding stock options; Messr. Randall held an aggregate of 180,000 outstanding stock options; Mme. Weaver held an aggregate of 120,000 outstanding stock options; Mr. Willard held an aggregate of 155,000 outstanding stock options.

(5)	As discussed above, on May 28, 2009, the date of the 2009 Annual Meeting of Stockholders, each director who served as a director at that time received a grant of 20,000 stock options, other than Mr Griffin and Mr. Layton. Applying the valuation methodology utilized by the Company, the aggregate grant date fair value of the each of the awards made on May 28, 2009 was $19,582.

(6)

There are no compensation or benefit programs available for directors other than the cash fees, restricted stock awards and stock option awards described above. Consequently, the Company has not included columns in the Director Compensation Table for non-equity incentive plan compensation, change in pension value and non-qualified deferred compensation earnings or all other compensation, as the values for each of these items would be reported as zero.

Policy of Equity Ownership for Board of Directors

The Board believes that directors should hold meaningful equity ownership positions in the Company to help align the interests of directors with those of stockholders. Under our policy regarding equity ownership for non-employee directors, directors are expected to be beneficial owners of shares of the Common Stock, with a market value equivalent to at least two years’ annual retainer fees (not including any additional retainer for service as a Committee Chair or Lead Director), within two years of joining the Board. Until a director has met this equity ownership guideline, directors are expected to hold any stock acquired by exercise of stock option or vesting of restricted stock, net of the cost of acquisition and any tax obligation. Each of the Company’s non-employee directors is in compliance with the policy.

The Board of Directors unanimously recommends that stockholders vote FOR election of all of the above nominees as directors.

PROPOSAL 2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Proposal

The Board of Directors (the “Board”) has approved, and is submitting for stockholder approval, an Amended and Restated Certificate of Incorporation in the form of Appendix A hereto. The Amended and Restated Certificate of Incorporation makes the following changes to the Company’s Restated Certificate of Incorporation: (1) it effects a reverse stock split of the outstanding shares of the Company’s Common Stock at a ratio of 1-for-10 and (2) it decreases the total number of authorized shares of the Company’s Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”) to 400,000,000.

By approving this proposal, stockholders would give the Board authority to effect the Reverse Stock Split. If this proposal is approved, the Board may, after its adoption but prior to effectiveness, without further action of the stockholders, abandon the amended and restated certificate of incorporation contemplating the Reverse Stock Split.

Reason for Request for Stockholder Approval

During the second and third quarters of 2009, the Company executed a series of transactions as part of a comprehensive plan to strengthen its capital structure. The Company raised approximately $733 million in net proceeds from three separate stock offerings: $63 million from an equity drawdown program in May 2009; $523 million from a public equity offering in June 2009; and $147 million from a Common Stock offering in September 2009. In connection with these stock offerings, approximately 621 million shares of Common Stock were issued.

The Company also exchanged $1.7 billion aggregate principal amount of interest-bearing corporate debt for an equal principal amount of newly-issued non-interest-bearing convertible debentures (the “Convertible Debentures”) (such exchange, the “Debt Exchange”). As a result of the Debt Exchange, the Company reduced its annual corporate interest payments by approximately $200 million and eliminated any substantial debt maturities until 2013. Subsequent to the Debt Exchange, $721 million, or 41%, of convertible debentures were converted into 697 million shares of Common Stock during the third and fourth quarters of 2009.

While these transactions successfully increased equity for the Company and reduced the Company’s debt burden, they also had a dilutive effect on the Common Stock by substantially increasing the number of outstanding shares of Common Stock.

The Company believes that an increase in the per-share price of the Common Stock may enhance the Company’s ability to attract new customers and retain current customers of its online brokerage franchise. The Company also believes that an increase in the per-share price may encourage additional investor interest in the Company by allowing for a broader range of investors to purchase the Common Stock. Many institutional investors and investment funds may be reluctant to invest, and in some cases prohibited from investing, in lower-priced stocks. Brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks, as many brokerage firms are either prohibited or discouraged from recommending lower-priced stocks to their clients. The Company also believes that the increase in the stock price that it expects to result from the Reverse Stock Split could decrease price volatility, as small changes in the price of the Common Stock currently result in relatively large percentage changes in the stock price.

Procedure for Effecting Reverse Stock Split

If the stockholders approve this proposal and the Board decides to implement the Reverse Stock Split, the Amended and Restated Certificate of Incorporation attached in the form of Appendix A hereto will be filed with the Delaware Secretary of State, at which time the Reverse Stock Split will become effective (the “Effective Time”).

Amended Text of the Certificate of Incorporation

The following sets forth the amended text of the Amended and Restated Certificate of Incorporation:

“FOURTH. (a) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 401,000,000 shares. 400,000,000 shares shall be Common Stock, $0.01 par value per share (the “Common Stock”). 1,000,000 shares shall be Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

Upon filing and effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each ten (10) shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Stockholders who hold shares of Common Stock immediately prior to the Effective Time in book-entry form shall receive such cash payment in lieu of fractional shares without taking any further action. Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

As previously described in the Company’s Current Report on Form 8-K filed on March 30, 2010, the Company filed Certificates of Elimination with the Delaware Secretary of State on March 30, 2010 to eliminate all references in the Company’s Restated Certificate of Incorporation to the Series A Preferred Stock and the Series B Participating Cumulative Preferred Stock. The Certificates of Elimination eliminated the previous designations of one share of Series A Preferred Stock and 500,000 shares of Series B Participating Cumulative Preferred Stock and caused such shares of Series A Preferred Stock and Series B Participating Cumulative Preferred Stock to resume their status as undesignated shares of preferred stock of the Company. See the Company’s Current Report on Form 8-K filed on March 30, 2010 for further description and copies of the Certificates of Elimination.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is approved, there will be no impact on stockholders until the Board determines to implement the Reverse Stock Split. The Reverse Stock Split, once implemented, would affect all the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except for stockholders who are cashed out as a result of holding fractional shares of Common Stock (the treatment of which is described below under “Fractional Shares”).

The principal effects of the Reverse Stock Split would be that:

•	each 10 shares of Common Stock would be reclassified and combined into one share of Common Stock;

•	the total number of authorized shares of Common Stock would be decreased based on the Reverse Stock Split ratio of 1-for-10 to 400,000,000 shares;

•	the total number of outstanding shares of Common Stock would be decreased based on the Reverse Stock Split ratio of 1-for-10;

•

based on the Reverse Stock Split ratio of 1-for-10, the per share exercise price of all outstanding option awards would be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all such awards and the number of vested and unvested shares subject to outstanding option and other stock awards would be reduced proportionately;

•

based on the Reverse Stock Split ratio of 1-for-10, the conversion price of all other outstanding securities (including the Convertible Debentures) that are exercisable or exchangeable for or convertible into shares of Common Stock would be increased proportionately and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be reduced proportionately; and

•	the Reverse Stock Split would likely increase the number of stockholders who own odd lots (less than 100 shares).

Although the number of outstanding shares of Common Stock would decrease following the proposed Reverse Stock Split, the Board does not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

The Reverse Stock Split would not affect the par value, nor any of the terms, of the Common Stock. After the Reverse Stock Split, all shares of Common Stock would have the same voting rights, and rights to dividends and other distributions (if any) by the Company. At the Effective Time, all shares of Common Stock other than fractional shares (the treatment of which is described below under “Fractional Shares”) would be reclassified and combined, automatically and without further action on the stockholders’ part, into the number of shares determined according to the Reverse Stock Split ratio of 1-for-10. After the Effective Time, the Common Stock would have a new CUSIP number, which is a number used to identify the Company’s equity securities. Stock certificates issued before the Reverse Stock Split will reflect the older CUSIP number and should be returned to the Company’s transfer agent by following the procedures described below under “Effect on Registered Certificated Shares”. After the Effective Time, the Company would continue to be subject to periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on the NASDAQ Global Select Market under the symbol “ETFC,” although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that the Reverse Stock Split has occurred.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the Reverse Stock Split (if any), the market price of the Common Stock will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the proposed Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock after such Reverse Stock Split will be maintained for any period of time or not decrease in the future. Other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business and prospects may adversely affect the stock price.

Because the Reverse Stock Split will reduce the number of shares of Common Stock available in the public market, the trading market for the Common Stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split. The Reverse Stock Split may also result in some stockholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Company’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them, will have to seek to obtain such funds directly from the state to which they were paid.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, the Company encourages you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

•	If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

•

If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of Common Stock you hold.

Effect on our Brokerage Customers

Customers of E*TRADE Securities LLC who hold shares of the Company in their account will not be subject to any fees customarily associated with reverse stock splits in connection with Proposal 2, if it is approved and implemented.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of Common Stock for a statement of holding. When you submit your certificate representing the pre-Reverse Stock Split shares of Common Stock, your post-Reverse Stock Split shares of Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of Common Stock you own in book-entry form. The Company will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Stock Split ownership interest.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO BY THE TRANSFER AGENT.

Accounting Consequences

The par value per share of Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, at the Effective Time of the Reverse Stock Split, the portion of stockholders’ equity on the Company’s balance sheet attributable to Common Stock will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-10, from its present amount, and the additional paid-in capital account shall be credited with the same by which the Common Stock is reduced. This entry will result in a zero net impact to total stockholders’ equity, other than as fractional shares are impacted as discussed above. In the aggregate, the Company’s stockholders’ equity will remain substantially unchanged. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the proposed Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences

The following description of certain U.S. federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, foreign entities, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. In addition, this discussion applies only to stockholders who hold their shares of Common Stock as capital assets. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Reverse Stock Split.

The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split should have the following federal income tax consequences.

A stockholder will not recognize any gain or loss for U.S. federal income tax purposes upon the conversion of pre-Reverse Stock Split shares into post-Reverse Stock Split shares pursuant to the Reverse Stock Split except for any gain or loss recognized with respect to cash received in lieu of a fractional share. In general, a stockholder will recognize gain or loss on any cash received in lieu of a fractional share equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s tax basis of the pre-Reverse Stock Split shares that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the stockholder’s holding period in its pre-Reverse Stock Split shares is more than one year as of the Reverse Stock Split.

In the aggregate, such a stockholder’s tax basis in its post-Reverse Stock Split shares, including any fractional share for which cash is received, will equal the stockholder’s tax basis in its pre-Reverse Stock Split shares, and the holding period of the post-Reverse Stock Split shares will include the holding period of the pre-Reverse Stock Split shares.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

Vote Required and Board of Directors’ Recommendation

Approval of the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Common Stock entitled to vote on the matter. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the Amended and Restated Certificate of Incorporation to (1) effect a reverse stock split of the outstanding shares of Common Stock at a ratio of 1-for-10 and (2) decrease the total number of authorized shares of Common Stock at a ratio of 1-to-10 to 400,000,000 shares.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2005 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve the addition of 125 million shares (subject to adjustment to 12.5 million shares if Proposal 2 is adopted and implemented) to our 2005 Equity Incentive Plan (the “2005 Plan”) and the additional changes described below under “Summary of Proposal”.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees of the highest caliber. The Board believes that we must offer a competitive equity incentive program if we are to successfully attract and retain the best possible candidates for positions of responsibility. The 2005 Plan provides the Compensation Committee with a range of incentive tools and sufficient flexibility to permit it to make the most effective use of the shares our stockholders authorize for incentive purposes.

The Board believes that the 2005 Plan serves a critical role in attracting and retaining high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to meet our goals. Therefore, our Board urges you to vote to approve the proposed amendments to the 2005 Plan.

Summary of Proposal

Share Increase. As of March 29, 2010, there were 13,083,138 shares available for new equity grants under the 2005 Plan, outstanding options to purchase 25,031,581 shares, and 15,911,151 restricted stock awards and units. We are asking approval of the addition of 125 million shares (subject to adjustment to 12.5 million shares if Proposal 2 is adopted and implemented) to the 2005 Plan, representing approximately 6.4% of our outstanding common shares as of March 29, 2010. All of these shares may be used for the grant of any type of award permitted under the 2005 Plan.

Section 162(m) Limitations. The 2005 Plan is designed to preserve our ability to deduct for federal income tax purposes, the compensation recognized by certain executive officers in connection with certain awards granted under the 2005 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with stock options or stock appreciation rights to qualify as “performance-based” within the meaning of Section 162(m), the stockholders previously approved annual limits on the number of these types of awards that may be issued in any year. The Company is asking to raise the limit on stock options from 1,500,000 shares to 2,500,000 shares. We believe that this is important in order to ensure our ability to attract executive candidates while our stock price is low. Although we would be permitted to make new hire grants outside of the plan, such grants would not be eligible for the performance-based exception to Section 162(m) and so would likely not be deductible by us.

Benefits of the Plan. We believe the following features of the 2005 Plan are beneficial to us and our stockholders:

•	No discount options or stock appreciation rights are permitted.

•	No direct or indirect repricings of options or stock appreciation rights are permitted without stockholder approval.

•	Flexibility to offer different types of equity awards.

•	Ability to grant performance-based awards.

•	Fixed number of shares is available, meaning we will seek stockholder approval to add additional shares to the plan.

Summary of the 2005 Plan

The following summary of the 2005 Plan is qualified in its entirety by the specific language of the 2005 Plan, which is filed with our public filings with the SEC.

General. The purpose of the 2005 Plan is to advance our interests and those of our stockholders by providing a means through which we may attract and retain able employees, directors and consultants upon whom responsibility for our success rests and to provide them with an interest in our development and financial success that will encourage them to devote their best efforts to our business. These incentives may be provided under the 2005 Plan through the grant of stock options, restricted stock awards and the other types of awards described below.

Share Accounting. Generally, if any award granted under the 2005 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase for not more than the participant’s original purchase price are forfeited or repurchased, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2005 Plan.

Limitation of Vesting. No more than 5% of the maximum aggregate number of shares authorized under the 2005 Plan may be issued pursuant to “full value” awards (i.e., restricted stock or restricted stock units) that provide for vesting more rapidly than over a period of three years if vesting is based upon continued service alone or that have a performance period of less than 12 months if vesting is based on the attainment of performance goals.

Administration. The 2005 Plan is administered by the Compensation Committee or another committee of the Board appointed to administer the 2005 Plan, or, in the absence of such a committee, by the Board. (For purposes of this summary, the term “Committee” refers to either such committee or the Board.) The Nominating and Governance Committee determines equity compensation for non-employee directors. Subject to the provisions of the 2005 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions.

Prohibition of Option and SAR Repricing. The 2005 Plan expressly provides that, without stockholder approval, the Committee may not provide for either a direct or indirect repricing of outstanding options or stock appreciation rights (including through cancellation in exchange for lower-priced equity awards or cash).

Eligibility. Awards may be granted to our employees, consultants and directors and those of our affiliates. Incentive stock options may be granted only to employees. We no longer provide for automatic grants to non-employee directors under the 2005 Plan. Instead, the Nominating and Governance Committee periodically reviews and approves our non-employee director compensation policy, including the timing and amount of equity grants under the 2005 Plan. Our current director compensation policy is described above under “Director Compensation”.

Stock Options. The Committee establishes the exercise price of options, but the exercise price may not be less than the fair market value of a share of our Common Stock on the date of grant. The Committee may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonstatutory stock options or any combination of these. Options will become vested and exercisable at such times and subject to such conditions and restrictions as may be specified by the Committee. The maximum term of an option granted under the 2005 Plan is ten years, although the Committee may approve shorter maximum terms (and our current practice is to grant options with seven-year terms). Options will remain exercisable for the period of time following a participant’s termination of service as determined by the Committee and provided in the participant’s award agreement, but in no case may an option be exercised after the end of its maximum term. Options will become exercisable in full upon a participant’s death.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option or independently of any option. A stock appreciation right is exercisable at the times and subject to the terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount (in cash or stock, as determined by the Committee) equal to the excess of the fair market value of the underlying shares of Common Stock as to which the right is exercised over the aggregate exercise price for such shares. The maximum term of any stock appreciation right granted under the 2005 Plan is ten years.

Stock Awards. The Committee may grant stock awards under the 2005 Plan either in the form of a stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a stock bonus, for which the participant furnishes consideration in the form of services to the Company but is not required to pay a purchase price for the stock. Stock awards may be subject to vesting conditions based on service or the achievement of performance criteria, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Unless otherwise provided by the Committee, a participant will forfeit any shares of stock as to which vesting conditions have not been satisfied prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding stock awards subject to vesting conditions will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. The Committee may grant restricted stock units under the 2005 Plan, which represent rights to receive shares of our Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards. The Committee may grant performance awards (in the form of performance shares or units or cash-settled awards), subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. Performance awards will specify a predetermined amount that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and/or any affiliate of the Company, or any of their business units as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; daily average revenue trades; asset gathering metrics; number of customers; customer satisfaction; product development; completion of a joint venture or other corporate transaction; completion of identified special project(s); and overall effectiveness of management.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards.

Change in Control. In the event of a “change in control,” as defined by the 2005 Plan, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue in effect any or all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. Any options or stock appreciation rights which are not assumed or continued in connection with a change in control or exercised prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding options or stock appreciation rights upon such terms and to such extent as it determines. The 2005 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a change in control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share under the award. The Committee, in its discretion, may provide in the event of a change in control for the acceleration of vesting and/or settlement of any stock award, restricted stock unit award, performance share or performance unit, cash-based award or other stock-based award held by a participant upon such conditions and to such extent as determined by the Committee.

Corporate Adjustments. In the event of any change in our Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than Common Stock (excluding normal cash dividends) that has a material effect on the fair market value of our Common Stock, the Committee will adjust the number of shares authorized under the 2005 Plan, the numerical limits on awards in the 2005 Plan, and the number and kind of shares and exercise price subject to outstanding awards.

Termination or Amendment. The 2005 Plan will continue in effect until May 2015. The Committee may terminate or amend the 2005 Plan at any time, except that, without stockholder approval, the Committee may not increase the maximum aggregate number of shares of stock authorized for issuance under the 2005 Plan, change the class of persons eligible to receive incentive stock options or otherwise amend the 2005 Plan in a manner that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, including, but not limited to, Section 409A of the Internal Revenue Code, providing rules regarding the taxation of nonqualified deferred compensation plans.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option (although the individual may be subject to alternative minimum tax as a result of the exercise of the option). Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code (the “Code”).

Nonstatutory Stock Options. A participant generally recognizes no taxable income upon receipt of a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock as of the grant date. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right with a base price equal to or greater than the fair market value of the stock as of the grant date. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will recognize no income upon the grant of a restricted stock award, restricted stock unit, performance share, performance unit, or similar stock-based award that remains subject to a substantial risk of forfeiture. Depending on the terms of the particular award, upon the vesting or settlement of such award, participants normally will recognize ordinary income in an amount equal to the fair market value of the shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

All awards under the 2005 Plan are granted at the discretion of the Committee, and, accordingly, future grants are not yet determinable. The equity awards granted to our named executive officers during fiscal 2009 are set forth in the “Grants of Plan-Based Awards” table below, and the equity awards granted to our directors are described above under “Director Compensation”, but this does not necessarily reflect the number of awards that may be issued in the future. The closing price of our Common Stock as reported on the NASDAQ Global Market on April 8, 2010 was $1.70 per share.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board of Directors believes that the proposed amendment to the 2005 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to the 2005 Equity Incentive Plan.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors (the “Board”) is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (“independent auditor”) for 2010. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board (the “Audit Committee”) will consider it as a direction to select other auditors for 2010. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent auditor at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting, will be given an opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees paid to Deloitte & Touche LLP

The aggregate fees billed by Deloitte & Touche LLP and their respective affiliates for professional services rendered in 2009 and 2008 are as follows:

	Audit Fees (a)	Audit-Related Fees (b)	Tax Fees (c)	All Other Fees (d)	Total Fees
2009	$6,600,000	$1,250,000	$1,400,000	$0	$9,250,000
2008	$7,545,000	$700,000	$700,000	$100,000	$9,045,000

(a)	Audit Fees in 2009 and 2008 include fees billed for the annual audit and quarterly reviews of the Company’s financial statements and the annual audit of the Company’s internal control over financial reporting for the year ended December 31, 2009 and December 31, 2008, respectively. Audit Fees also include review of documents filed with the Securities Exchange Commission (“SEC”) and participation at the Company’s Audit Committee meetings.

(b)	Audit-Related Fees in 2009 and 2008 include fees for assistance related to due diligence and audit assurance regarding financial accounting and reporting standards and procedures related to 1933 and 1934 Securities Act filings and registration statements.

(c)	Tax Fees in 2009 and 2008 include fees for compliance and preparation of tax filings and fees for tax advice related to various transactions.

(d)	Other Fees include SEC inquiry fees.

All non-audit services and fees were pre-approved by the Audit Committee, either individually or by category. The Audit Committee concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The Audit Committee charter allows the Committee to delegate its authority to pre-approve services to one or more Committee members, provided that the designees present the pre-approvals to the full Audit Committee at its next meeting.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker may exercise its discretionary authority to vote your shares in favor of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for 2010.

EXECUTIVE OFFICERS OF THE COMPANY

In addition to Steven J. Freiberg, the Chief Executive Officer, the following executive officers are not directors and serve at the discretion of the Board:

Name	Age	Current Position
Bruce P. Nolop	59	Executive Vice President, Chief Financial Officer
Michael J. Curcio	48	Executive Vice President, President, E*TRADE Securities LLC
Greg Framke	50	Executive Vice President, Chief Information and Operations Officer
Nicholas Utton	53	Executive Vice President, Chief Marketing Officer

Bruce P. Nolop is the Executive Vice President, Chief Financial Officer of the Company, a position he has held since September 2008. Mr. Nolop is responsible for all financial reporting, planning, control, corporate-related treasury functions, investor relations, tax, corporate development, corporate communications, real estate, and procurement activities. Prior to joining the Company, Mr. Nolop was employed by Pitney Bowes, where he served as Executive Vice President and Chief Financial Officer. Mr. Nolop is a member of the boards of directors of Marsh & McLennan, JA Worldwide and Regional Plan Association. He earned a Bachelor of Arts degree from the University of South Dakota, a Masters of Business Administration from the Stanford Graduate School of Business and a Juris Doctorate from Stanford Law School.

Michael J. Curcio is the Executive Vice President, President of E*TRADE Securities LLC, a position he has held since 2005. Mr. Curcio joined the Company in 2002. Mr. Curcio is responsible for the strategic direction, customer relationships and ongoing management of our core domestic retail franchise including our investing, trading and banking solutions. Prior to joining the Company, Mr. Curcio was employed at TD Waterhouse, where he last served as Executive Vice President, Customer Relationship Management. He is former vice chairman of the Philadelphia Stock Exchange Board of Governors. He serves on the Board of Directors of Access Worldwide Communications, Inc. (AWW), the Jazz Foundation of America and on the Northeastern Regional Board for Operation Hope. Mr. Curcio holds a bachelor’s degree in Business Administration from State University of New York at Plattsburgh.

Greg Framke is the Executive Vice President, Chief Information and Operations Officer, a position he has held since 2005. Mr. Framke is responsible for the management of all global technology development and infrastructure, as well as our global clearing and operations. Mr. Framke has been recognized as one of InfoWorld’s 25 Most Influential CTOs and as a ComputerWorld Honors Program Laureate. Prior to joining the Company Mr. Framke was Director and Global Equity Technology Chief Operating Officer for Deutsche Bank Securities, as well as an Executive Director at Morgan Stanley & Co in New York City and London. He serves on the Board of Directors of Access Worldwide Communications, Inc. (AWW). Mr. Framke holds a B.A. in International Finance, graduating with honors from The George Washington University.

Nicholas Utton is the Executive Vice President, Chief Marketing Officer of the Company, a position he has held since 2004. Mr. Utton is responsible for all marketing initiatives, including advertising, direct online and offline marketing programs and branding campaigns. Prior to joining the Company, Mr. Utton served as Executive Vice President of Marketing at JP Morgan Chase and Chief Marketing officer for MasterCard. Mr. Utton holds a graduate honors degree in commerce, majoring in business economics from the University of South Africa, Pretoria, and a bachelor’s degree in commerce, majoring in business administration and marketing from the University of Natal (South Africa).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 29, 2010 by (i) each director; (ii) each executive officer listed in the Summary Compensation Table; (iii) all current directors and executive officers as a group; and (iv) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)
DIRECTORS AND EXECUTIVE OFFICERS:
Michael Curcio (3)	1,066,542		*
Greg Framke (4)	907,590		*
Donald H. Layton (5)	5,789,902		*
Bruce P. Nolop (6)	862,145		*
Nicholas Utton (7)	1,016,515		*
Robert A. Druskin (8)	253,162		*
Ronald D. Fisher (9)	287,277		*
Steven J. Freiberg	—		*
Kenneth C. Griffin (10)	194,010,064		9.90%
George A. Hayter (11)	489,940		*
Frederick W. Kanner (12)	153,162		*
Michael K. Parks (13)	186,904		*
C. Cathleen Raffaeli (14)	172,111		*
Lewis E. Randall (15)	1,553,213		*
Joseph L. Sclafani (16)	45,295		*
Joseph M. Velli (17)	9,920		*
Donna L. Weaver (18)	328,661		*
Stephen H. Willard (19)	211,879		*
All current directors and executive officers as a group (16 persons)	201,064,440		10.24%
STOCKHOLDERS OWNING MORE THAN 5%:
Citadel Investment Group II, L.L.C. (20) 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	194,010,064	(21)	9.90%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	120,683,427	(22)	6.16%

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are c/o E*TRADE Financial Corporation, 135 E. 57th Street, New York, New York 10022.

(2)	Based on 1,959,697,618 shares outstanding on March 29, 2010. Shares of Common Stock subject to options that are exercisable within 60 days of March 29, 2010 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Includes 2,679 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 755,214 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(4)	Includes 2,679 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 710,513 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(5)	Includes 4,475,580 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010. Mr. Layton resigned as Chairman and CEO of the Company, effective December 30, 2009.

(6)	Includes 350,490 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 337,948 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(7)	Includes 4,286 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 689,528 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(8)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 30,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010. Mr. Druskin was named Chairman and interim CEO of the Company, effective December 31, 2009.

(9)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 208,592 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(10)	Includes shares beneficially owned by Citadel Investment Group II , L.L.C. (“Citadel”) and its affiliates. See Note 20.

(11)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 190,348 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(12)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 30,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(13)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 132,939 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(14)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 132,939 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(15)	Includes 857,100 shares held by Lewis or Martha Randall, as Trustees of the Lewis E. and Martha E. Randall Living Trust, dated August 16, 1984. Includes 220,000 shares held solely by Mr. Randall’s wife. Mr. Randall disclaims beneficial ownership of such shares. Also includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 170,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(16)	Includes 12,647 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 20,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(17)	Includes 9,920 shares of unvested restricted Common Stock subject to the Company’s right of repurchase. Mr. Velli was elected to the Company’s Board of Directors, effective January 25, 2010.

(18)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 110,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(19)	Includes 8,710 shares of unvested restricted Common Stock subject to the Company’s right of repurchase and 145,000 shares of Common Stock issuable upon exercise of vested stock options within 60 days of March 29, 2010.

(20)	These securities are owned by various private investment funds for which Citadel Advisors LLC or Citadel Holdings I LP serves as portfolio manager with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Citadel is deemed to be a beneficial owner of such securities.

(21)	Based upon Citadel’s Schedule 13D/A filed on October 13, 2009 and additional information supplied by Citadel, Citadel owns $821,637,000 face amount of Convertible Debentures. Pursuant to the terms of the indenture for the Convertible Debentures (the “Indenture”), such debentures are convertible into Common Stock of the Company but are subject to limitations upon such conversion including that Citadel may not now, nor within 60 days, convert the Convertible Debentures to the extent that such conversion would cause it to beneficially own, as defined in Rule 13d-3 of the Exchange Act, in excess of 9.9% of the Common Stock outstanding immediately after giving effect to such conversion. The number of shares and percentage shown in the table above reflect the 9.9% limitation under the terms of the Indenture. If there were no limitations upon Citadel’s ability to convert the Convertible Debentures, the Convertible Debentures would be convertible into 794,619,923 shares of Common Stock, which would represent (including the 166,120,018 shares of Common Stock already owned by Citadel) approximately 35% of the outstanding shares.

(22)	Number of shares based upon Form 13G filed December 31, 2009.

Compensation Discussion and Analysis

Our Compensation Philosophy: Compensation Considerations for 2009

The Compensation Committee of the Board strives to establish a compensation program for executive officers that is heavily weighted toward incentives for strong long-term performance. We do this by offering the opportunity for annual cash payments based on important near-term financial and operational goals and through targeted equity grants that vest over time and offer upside based on the long-term performance of our stock. In determining compensation for 2009, the Compensation Committee rewarded progress in our online trading business and in our capital structure, while also considering the need to retain our management team in order to provide long-term stability.

In particular, in 2009, the Board and Compensation Committee recognized the following areas of improvement:

•	We successfully recapitalized the balance sheet as part of a comprehensive plan to strengthen our capital structure:

•

We completed a $1.7 billion Debt Exchange, as a result of which we reduced our annual corporate interest payments by approximately $200 million and eliminated any substantial debt maturities until 2013.

•	Holders converted approximately $721 million of the newly-issued convertible debentures into 697 million shares of Common Stock.

•	We raised $765 million in gross proceeds from three separate Common Stock offerings.

•	We improved the performance of the online brokerage business, including having record Daily Average Revenue Trades (DARTs) in 2009 of 197,000.

•	We enhanced our trading and investing products and services.

Our strategy is to profitably grow the core business by focusing on two primary groups of customers: traders and long-term investors.

During 2009, there were also events that the Compensation Committee believed to deserve special consideration. For example, our Chief Executive Officer retired at the end of 2009, and it was critical to ensure a smooth transition period by retaining and motivating the other executive officers, which led to the grant of special equity awards described below.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and administering compensation programs for our senior executives, including programs for the Named Executive Officers (also called our NEOs) (as defined under the Summary Compensation Table below). The Compensation Committee is responsible for reviewing the CEO’s compensation and making recommendations to the full Board, but the independent members of the full Board, acting as a group, retain the exclusive authority to take any action, or ratify actions by the Compensation Committee, affecting the compensation of our CEO.

During 2009, the Compensation Committee reviewed “tally sheets” for the NEOs, including potential total annual compensation at different performance levels and the value of outstanding equity awards. Although no specific changes were recommended as a result of the review of tally sheets, the Compensation Committee took the value of existing equity into account in considering the special retention grants described below.

Compensation Consultants. The Compensation Committee has full authority to retain any consultant(s) it deems appropriate and in 2009 retained Frederick W. Cook & Co., Inc. (“F.W. Cook & Co.”) as its outside compensation consultant. Management works with the Compensation Committee’s outside consultant only as requested by the Compensation Committee, undertaking such tasks as providing data and other information.

Role of Management. The Compensation Committee works with management, led by the CEO, in an effort to ensure that programs will be as effective as possible to meet the Compensation Committee’s objectives of retaining and motivating executive officers and rewarding desired performance. Management, including the CEO, is also involved in the process of designing and formulating compensation programs. In particular, the Compensation Committee considers the CEO’s view and review of the performance of other executive officers, given his daily experience with them and his particular knowledge of their roles. However, the Compensation Committee ultimately makes its own determinations regarding form and amount of any executive’s compensation and may accept or reject any recommendation from its consultants and management.

Comparative Data. To determine whether our compensation programs are competitive, the Compensation Committee in the past has considered publicly available data concerning programs offered by other companies in relevant markets and consults with experts in executive compensation to obtain insight into trends in the field. However, in the current economic environment for financial services companies, the Compensation Committee has recognized that publicly available historical data may not be particularly relevant because there is rapid and sometimes inconsistent change occurring. Therefore, for 2009, the Compensation Committee believed that setting compensation with reference to a comparator group was not a useful exercise, both because our circumstances are different from those of many members of the typical comparison group and because a comparison would necessarily require reference to data that is not currently relevant. Instead, the Compensation Committee looked to its compensation consultant, F.W. Cook & Co., for guidance as to general trends and incorporated that insight into its compensation programs.

Elements of Executive Compensation

As discussed in more detail below, the primary elements of the compensation program are:

•	base salary;

•	an opportunity to receive annual cash payments under the non-equity incentive program; and

•	equity compensation, in the form of both restricted stock awards and stock options.

Other than base salary, the primary elements of compensation depend on our performance, and so the amount of incentive pay may vary significantly from year to year. For example, because of the improved performance of our primary business and our successful recapitalization, incentive compensation for 2009 was significantly higher than for 2008. For 2009, we again sought to establish performance goals for incentive pay that were appropriate to achieving objectives consistent with building long-term value. We believe that total compensation opportunities are appropriate for the performance actually achieved.

CEO and Interim CEO Compensation

For most of 2009, Mr. Layton received compensation under the terms of his employment agreement entered into in March 2008, pursuant to which he had agreed to serve as Chairman and Chief Executive Officer through December 2009 for a $1 million annual base salary. He also received stock options and restricted stock units in connection with his hiring in March 2008 which continued to vest through October 2009. Under the terms of his employment agreement, Mr. Layton was not eligible to receive any annual cash bonus or new equity awards during 2009. Therefore, the discussion in this Compensation Discussion and Analysis generally does not apply to his compensation. In September 2009, in anticipation of his retirement and in recognition of his leadership of a major recapitalization, the Compensation Committee recommended (and the independent members of the Board approved) an additional payment of $375,000 per month from September 2009 through December 2009, as well as a payment of an additional $1.5 million at the end of the year. The Compensation Committee considered these payments reasonable because of Mr. Layton’s successful efforts during his tenure to raise capital and re-structure some of our debt, while also providing leadership in our efforts to improve our customer business, which were not adequately reflected in the value of Mr. Layton’s equity holdings.

Mr. Druskin was appointed interim CEO at the end of December 2009 upon Mr. Layton’s departure. The Compensation Committee believed it was appropriate to compensate Mr. Druskin with a cash payment that would approximate an expected target cash compensation package for a permanent CEO, but with a fixed rather than variable payment because of the short-term nature of the appointment. Based on the recommendation of the Compensation Committee, the independent members of the Board approved a cash payment of $300,000 per month for Mr. Druskin’s services as interim CEO.

Compensation for Other Named Executive Officers

Total Compensation. Each NEO (other than the CEO) has a total target compensation, which includes both cash compensation (base salary and non-equity incentive payments) and non-cash compensation (in the form of initial value of stock options and restricted stock awards.) The Compensation Committee intends that cash incentives will reward annual financial and operating objectives, while non-cash compensation is intended to reward longer term performance through vesting requirements and ties to our stock price over time. There were no increases in “total target compensation” amounts for 2009, except that Mr. Utton’s incentive compensation target amounts were increased during 2009 to reflect his expanded responsibilities and to better effect total pay equity among the executive officers.

The differences in pay among executive officers is a result of the Compensation Committee’s review of the individual’s position and level of authority, or as a result of individual negotiations in connection with hiring the executive. For example, our CEO’s compensation is significantly higher than that of our other executive officers because the CEO oversees all of our business units and functions. Other than the CEO, Mr. Curcio’s incentive compensation levels are higher than the other NEOs because he is in charge of our trading and investing business, which is the primary driver of future profitability.

2009 Performance Metrics. We assess the performance of our business based on our primary segments: (i) trading and investing and (ii) balance sheet management. Our strategy for 2009 was to maintain the strength of our operating business while managing risks, particularly those arising from the balance sheet. Accordingly, our incentive compensation program focused on these areas, in addition to including a significant qualitative element to give the Compensation Committee flexibility to adjust payments up or down depending on achievement of strategic objectives and other factors.

In light of our weak financial results in 2007 and 2008, the Compensation Committee felt that high performance levels should be stressed for 2009. Therefore, the Compensation Committee set performance levels at “low” (or minimum threshold level), “budget” (which represented a realistic target for the year) and “high” (which would actually result in funding of the bonus pool at only 100% of target) levels. Because target bonus funding was set at a “high” level of performance, the Compensation Committee then also set a higher level of goals to reflect exceptional results.

For 2009, our overall bonus pool was based on the following three criteria, but the Compensation Committee retained flexibility in determining the actual payout for individuals within the bonus guidelines (as further described below). For purposes of the incentive plan, operating income is before bonus accrual and excludes gain or loss on sales of loans and securities, and provision for loan losses, as applicable.

•

Operating Income of Trading and Investment Segment. The first metric (representing 40% of the bonus pool) was chosen because it represents core business and strategic focus and because the majority of our employees work in this segment. Our “high” target performance for 2009 was $510 million in operating income, with a range of goals between $310 million and $610 million.

•

Operating Income of Balance Sheet Management Segment. The second metric (representing 20% of the bonus pool) was the operating income of our balance sheet management segment, excluding the impact of capital losses from the Company’s historical portfolios. This metric had a lower weighting because this segment is and will be driving less of our overall business strategy in the future. The “high” target level was $380 million, with a budgeted target of $270 million and a range of goals between $160 million and $490 million. This component had a wide range of goals in order to mitigate risk-taking with respect to the balance sheet by reducing the impact on the bonus pool of different outcomes.

•

Strategic and Qualitative Performance. Because of the changing and uncertain economic environment and our unique circumstances, the Compensation Committee believed it was important to allocate a large portion of the bonus pool (40%) to reward significant qualitative and quantitative elements that could not be forecast at the beginning of the year. Although this component did not have specific targets, the Compensation Committee specified that it would consider the external economic and business environment, as well as our progress in addressing the following key strategic goals: (i) maintaining and strengthening our capital position; and (ii) advancing our customer franchise, particularly among long-term investors.

Risk Assessment. During 2009, the Compensation Committee considered the risk profile of its compensation programs, including a review of both executive and non-executive compensation in a series of meetings with its outside compensation consultant, our Chief Risk Officer and others. We believe that our incentive compensation profile for executive officers supports long-term growth and does not encourage excessive risk-taking because of the following features of our program:

•	the balance between fixed and variable pay;

•	operating income rather than revenue funds the incentive program, meaning executives must focus on all aspects of the business plan;

•	the aggregate bonus pool funding is capped;

•	we grant a mixture of “full-value” awards and stock options, usually with long-term vesting criteria, which we believe prevents a focus on a short-term run-up in our stock price;

•	our equity ownership guidelines as further described below limit the short-term gain our executives could realize if permitted to sell a large portion of their holdings;

•

executives’ incentive compensation depends on both pre-established financial performance objectives and subjective assessments by the Compensation Committee of the quantitative and qualitative performance at the business and individual level; and

•	we have implemented a “clawback” policy for incentive compensation, as further described below.

Determination of 2009 Compensation

Base Salary

For 2009, no changes were made to base salary for the NEOs, and the Compensation Committee did not review peer group data or target specific peer group levels. Instead, the Compensation Committee determined that base salaries were sufficient for the continuing executive officers and instead focused on performance-based compensation and long-term equity compensation.

Non-Equity Incentive Plan Payments

This cash-based element of compensation provides executives an incentive and a reward for achieving meaningful near-term performance objectives. The Compensation Committee believes that it is important to meet our performance goals in order to pay cash bonuses to our NEOs as a group, but that it is also important to retain flexibility to allocate the bonus pool among individuals. With respect to each of the pre-established performance metrics for 2009:

•

Trading and Investing. Excluding the impact of plan payments, we achieved approximately $692 million of operating income. This exceeded the highest performance level, meaning the bonus pool for this segment was set at the highest level.

•

Balance Sheet Management. Our performance at $241 million of operating income was approximately 89% of the budgeted performance and exceeded the threshold performance level. Therefore, the bonus pool for this segment was slightly below the threshold and budget level.

•

Strategic. The Compensation Committee considered the strong performance of the customer business in a difficult economic environment and our successful implementation of the capital plan, which successfully repositioned the Company to survive and prosper, and approved a bonus pool for this metric slightly below the “high” (or target) level.

After establishing the overall bonus pool (which for 2009 was above the target level, based on overall weighted achievement slightly above the “high” performance level), the Compensation Committee retains discretion to allocate payments to individual executive officers. This year, the Compensation Committee considered which business segments were most successful, the overall recapitalization efforts and the importance to our business plan of the strategic successes, together with its view of leadership and effort by each individual officer, and approved payments to the NEOs (other than the CEO) above each individual’s target bonus, with the average being approximately 120% of target bonus and ranging from 110% to 130% of each individual’s target bonus. The actual payouts for each NEO are set forth below in the “Summary Compensation Table”.

Equity Compensation

We grant equity awards to incentivize the creation of stockholder value over the longer term. During 2009, in addition to our annual long-term equity grants based on the prior year’s performance, we also made special grants, as described below.

Long-Term Incentive Compensation. In early 2009, the Compensation Committee approved equity grants for the NEOs based on 2008 performance, as described in detail under “Compensation Discussion and Analysis” in our 2009 proxy statement. These equity grants vest over two years following the grant. This vesting schedule was approved because we were facing retention problems that needed to be addressed over a shorter timeframe to help stabilize our company and encourage focus on the turnaround plan. These award amounts are set forth in the “Grants of Plan-Based Awards” table below because they were granted in 2009, although we consider them part of 2008 compensation. Mr. Layton and Mr. Nolop received initial equity grants under their employment agreements in 2008 and so were not eligible for these 2008 performance equity awards.

For 2009 performance, the Compensation Committee decided that equity awards would be based on 2009 performance and that the awards would be made in early 2010 following determination of 2009 performance (based on the performance criteria described under “Non-Equity Incentive Plan Compensation” above). In February 2010, the Compensation Committee approved equity awards to our NEOs (other than the CEO) with initial values that ranged from 110-117% of the individual’s target level, except that Mr. Nolop’s equity grant was smaller because his initial equity awards granted in 2008 were intended to represent a target level of grants through 2010. The Compensation Committee granted approximately 2/3 of the aggregate value in the form of restricted stock awards and 1/3 of the value in the form of stock options. The Compensation Committee believed it was appropriate to grant a higher percentage of restricted stock awards because it creates less dilution for other stockholders and, in the current environment, restricted stock awards provide a reward and incentive with less exposure to the risk that the awards will have no value due to general market conditions. However, the Compensation Committee believes it is appropriate to grant a portion of the awards in the form of stock options because they provide more incentive to increase our long-term stock price.

Because these awards were made in 2010, SEC disclosure rules require that they not be reflected in the “Summary Compensation Table” or “Grants of Plan-Based Awards” table below. However, we are reporting them below because we consider them part of our 2009 compensation. Each of the following awards was granted on February 11, 2010 and vests annually over three years, and the options have a per share exercise price of $1.46 (representing the average of the high and low prices of our common stock on the grant date):

Name	Number of RSUs	Number of Options	Aggregate Grant Date Fair Value
Michael Curcio	642,465	519,743	$1,400,000
Greg Framke	550,684	445,494	$1,200,000
Bruce Nolop	45,980	37,124	$100,000
Nicholas Utton	504,794	408,369	$1,100,000

Recognition Grants During 2009. In September 2009, each NEO (other than the CEO) received a special equity grant of 100,000 restricted stock units (“RSUs”) as part of a special award to all employees in recognition of the additional burdens placed on employees through our capital-raising efforts during 2009 and the lack of significant bonus awards during the previous two years. These awards vested six months after grant (in March 2010), which the Compensation Committee felt was appropriate because these were intended to recognize special efforts during 2009 rather than serve as long-term retention tools.

Special Retention Grants During 2009. In addition, in September 2009, the Compensation Committee granted RSUs to NEOs in order to ensure retention of the executive team following Mr. Layton’s departure. Each NEO (other than the CEO) received 621,118 RSUs, which reflected $1 million initial value per person. These awards were considered an important retention tool for individuals considered essential to maintain stability during a period of change in our most senior management. The amount was determined by the Compensation Committee as being reasonable while offering significant retention value. The long-term retentive nature of these awards is demonstrated by the vesting schedule, which provides for one-third vesting in December 2010 and two-thirds vesting in December 2011. In order to reduce concern that a change in CEO may result in a change in management structure, these awards are subject to accelerated vesting if the executive is involuntarily terminated.

Equity Grant Policy. The annual performance equity awards are approved in connection with regularly scheduled meetings of the Board or the Compensation Committee. We do not have and do not intend to have any program, plan or practice to time equity awards to executives in coordination with the release of material non-public information or to time the release of any material non-public information for the purpose of affecting the value of executive compensation.

Equity Ownership Guidelines

Under the current equity ownership guidelines, the Company recommends, but does not require, that NEOs hold equity with a market value at the time of acquisition of three times base salary (or five times base salary in the case of the CEO). Prior to meeting the recommended equity level, an executive who exercises a stock option or vests in a restricted stock award or restricted stock unit is expected to retain equity with a value equal to a percentage of 75 percent (or 100 percent in the case of the CEO) of the profit after taxes realized on the exercise or vesting (with taxes considered using a flat rate of 50% of the gain). After meeting the recommended equity level, an executive who exercises a stock option or vests in a restricted stock award or restricted stock unit is expected to retain equity with a value equal to a percentage of 37.5 percent (or 75 percent in the case of the CEO) of the profit after taxes realized on the exercise or vesting (with taxes considered using a flat rate of 50% of the gain).

Recoupment Policy

Our recoupment policy is applicable to all NEOs and certain other employees. If the Compensation Committee determines that incentive compensation was overpaid as a result of a restatement of our reported financial results or any inaccurate data used to calculate such compensation, the Compensation Committee will review the cash bonus and long-term incentive plan awards granted, vested or accrued and determine the amount and kind of the overpayment. To the extent practicable, in the best interests of stockholders, and as permitted by applicable law, the Compensation Committee will seek to recover or cancel any such overpayments. The Compensation Committee may make determinations of overpayment at any time through the date the Company files its audited financial statements for the fiscal year that follows the year for which the inaccurate performance criteria were measured. However, if the Compensation Committee determines that any person purposefully provided inaccurate information or otherwise was culpable in the inaccuracy of the performance metrics, the Compensation Committee shall be entitled to determine that the overpayment with respect to such person is the entire amount of the bonus or other incentive payment or equity awarded for the applicable year, and without regard to when the event occurred.

Severance and Change in Control Provisions

As described in detail (including a quantification of potential benefits) under “Other Potential Post-Employment Payments” elsewhere in this proxy, we have entered into employment agreements with each of our current NEOs providing for severance benefits, including enhanced severance benefits in connection with a change in control. The Compensation Committee periodically reviews these arrangements and considers the costs and benefits, but believes these are appropriate in order to help prevent executives from concern over being arbitrarily terminated. The Compensation Committee balances the potential costs of these agreements against the need to retain our executives in a market that, in spite of the challenges over the last few years, remains competitive. We do not provide any tax gross-up if the excise tax resulting from Section 280G is applied to any NEO. During 2009, as part of its regular review of executive compensation, the Compensation Committee approved new employment agreements for the NEOs (other than the CEO and CFO) in order to standardize the arrangements among the NEOs. The amounts of severance were not increased, except that the new agreements include 12 months of accelerated vesting of equity awards to correspond to the general provision of one year of severance benefits (outside of a change in control).

Other Benefit Plans and Perquisites

We offer a non-qualified deferred compensation plan for senior management, but the amounts in a participating executive’s plan account consist solely of the deferred compensation portion of his or her salary or non-equity incentive plan payments (as elected by the executive) and the market return on the deferred amounts, and we do not provide matching contributions or guaranteed returns. We have retained life insurance policies to support the payment of obligations under this plan.

We provide executive officers with an “umbrella” liability insurance policy, providing for insurance coverage for the executive beyond what the executive has retained on his or her own behalf, and through 2009 provided a supplemental executive health care policy for senior executives that provides for coverage of certain items that may not otherwise be covered under our group health insurance plan, such as a comprehensive physical examination. The value of each of these benefits is less than $5,000 per annum. Beyond this, there are no perquisites offered to our senior executives with anything other than a de minimis value, except for special arrangements such as travel expenses during 2009 related to Mr. Framke’s overseas assignment . We provide matching of contributions to our 401(k) plan, which are made for executives in the identical manner and at the identical levels as for our other employees. We do not sponsor any defined benefit retirement plan for our executive officers or supplemental executive retirement plan.

Deduction Limit for Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Some of our incentive plans are structured so that certain types of awards will qualify as performance-based compensation not subject to the $1 million limitation of Section 162(m). However, the Compensation Committee reserves the right to pay amounts of compensation that may not be fully deductible if it believes that it is in the best interests of our company and our stockholders. For example, the Compensation Committee has approved time-based restricted stock awards that are not considered “performance-based” awards for purposes of Section 162(m), even though the Compensation Committee considers both company and individual performance before granting the awards. We believe that it is important for the Compensation Committee to retain discretion over the compensation paid to senior executives, so the Compensation Committee has elected (and may elect in the future) to make cash and equity awards that are not considered “performance-based” awards for purposes of Section 162(m), even though the Compensation Committee typically considers both company and individual performance before granting cash or equity awards.

EXECUTIVE COMPENSATION

2009 Summary Compensation Table

The following table includes information for our “Named Executive Officers” (also called our NEOs) which includes each person who served as our principal executive officer or principal financial officer at any time during fiscal 2009 and our other three most highly compensated executive officers at the end of fiscal 2009. Compensation is set forth for the most recent fiscal year for all Named Executive Officers, and for up to two additional fiscal years for named executive officers who also served in that capacity during such fiscal years (but none of our NEOs served as executive officers during 2007).

Name	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total Compensation
Robert Druskin,	2009	—	—	—	—	—	—	(5)
Chairman and Interim Chief Executive Officer

Donald Layton,	2009	$1,038,461	—	—	—	$3,007,475	$4,045,936
Former Chief Executive Officer	2008	$788,461	$8,002,560	$7,687,499	$166,667	$6,680	$16,651,867

Bruce Nolop,	2009	$519,231	$1,170,000	$0	$600,000	$7,244	$2,296,475
EVP, Chief Financial Officer	2008	$126,923	$1,749,999	$1,750,000	$166,667	$3,076	$3,796,665

Michael Curcio,	2009	$467,307	$1,773,000	$297,048	$1,500,000	$7,244	$4,044,599
EVP, President, E*TRADE Securities LLC	2008	$421,731	$604,997	$354,999	$700,000	$6,803	$2,088,530

Greg Framke,	2009	$467,307	$1,706,000	$264,043	$1,100,000	$36,939	$3,574,289
EVP, Chief Information and Operations Officer	2008	$421,731	$589,998	$354,999	$600,000	$6,739	$1,973,467

Nicholas Utton,	2009	$519,231	$1,572,000	$198,032	$900,000	$7,372	$3,196,635
EVP, Chief Marketing Officer	2008	$500,001	$574,999	$354,999	$500,000	$6,739	$1,936,738

(1)	Amounts reported in this column constitute the aggregate grant date fair value of each stock award granted for the Named Executive Officer, calculated in accordance with the stock compensation accounting guidance under GAAP and based on the fair market value of the Common Stock on the grant date. For grants made in 2009, the stock awards reported in this column were in the amounts set forth in under “Grants of Plan Based Awards” below. The fair market value of the Common Stock (based on the average of the high and low sale prices) was $0.9248 per share, $1.61 per share and $1.70 per share on the February 20, 2009, September 8, 2009 and September 10, 2009 grant dates, respectively.

(2)	Amounts reported in this column constitute the aggregate grant date fair value of each option award granted for the Named Executive Officer, calculated in accordance with the stock compensation accounting guidance under GAAP. For 2009, the stock options reported in this column were in the amounts set forth under “Grants of Plan Based Awards.” The valuation shown in this column is determined using a Black-Scholes-Merton option pricing model with assumptions made as more fully described in Note 19 of “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010 with the Securities and Exchange Commission. Our use of the Black-Scholes-Merton option pricing model does not necessarily mean we believe or acknowledge that it can accurately determine the actual value of options on the date that they will finally be exercised, if at all. The actual value of an option, if any, will depend on the future market price of the Company’s common stock and the option holder’s individual exercise and sale decisions, neither of which can be predicted with any degree of certainty.

(3)	Non-equity incentive plan compensation reported for the applicable year was based on performance in that year but paid in February of the following year.

(4)	In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the named executive officers that are available generally to all salaried employees of the Company, and, except as expressly noted, perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed $10,000. The amounts set forth in this column for “other compensation” for 2009 represent (i) Company contributions to the Company’s 401(k) plan in the amount of $6,125 for each NEO (other than Mr. Druskin); (ii) for Mr. Framke, $29,750 in personal travel expenses for family members during 2009 related to his temporary overseas assignment; (iii) for Mr. Layton, payments in the amount of $3,000,000 pursuant to the terms of Mr. Layton’s Transition Agreement, as described under Compensation Discussion and Analysis above; and (iv) the cost of a Company-provided umbrella liability insurance policy.

(5)	Excludes compensation received for his services as director, which is reported above under “Director Compensation.”

GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2) (Dollars expressed in thousands and rounded to the nearest thousand)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/sh) (3)	Closing Price on Grant Date ($/sh)	Full Grant Date Fair Value of Equity Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)
Robert Druskin			n/a	n/a		(5)		(5)

Donald Layton			n/a	n/a

Bruce Nolop			500	n/a
	9/8/09				621,118						$1,000,000	(6)
	9/10/09				100,000						$170,000	(7)

Michael Curcio		288	1,150	n/a
	2/20/09				652,032						$603,000	(8)
	2/20/09						487,524		$0.9248	$0.89	$297,048	(8)
	9/8/09				621,118						$1,000,000	(6)
	9/10/09				100,000						$170,000	(7)

Greg Framke		244	975	n/a
	2/20/09				579,584						$536,000	(8)
	2/20/09						433,355		$0.9248	$0.89	$264,043	(8)
	9/8/09				621,118						$1,000,000	(6)
	9/10/09				100,000						$170,000	(7)

Nicholas Utton		188	750	n/a
	2/20/09				434,688						$402,000	(8)
	2/20/09						325,016		$0.9248	$0.89	$198,032	(8)
	9/8/09				621,118						$1,000,000	(6)
	9/10/09				100,000						$170,000	(7)

(1)	Pursuant to SEC disclosure rules, this table does not include equity grants made in early 2010 for performance during 2009 as further described in the Compensation Discussion and Analysis. The table only includes equity awards actually granted during 2009.

(2)	Amounts listed in this column do not represent amounts actually paid or that may be paid in the future. Rather, these amounts are the target payments that were established under the Company’s non-equity compensation plan for 2009 as discussed in the Compensation Discussion and Analysis, above. Payments made under the plan in February 2010 are listed in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. The amount listed in this table for Mr. Nolop represents his guaranteed bonus for 2009 under his employment agreement.

(3)	In accordance with the terms of its equity compensation plan, the Company has traditionally set the exercise price for stock options as the average of the high and low prices of the Company’s stock on the date of the grant. The Company believes that using the average price provides a more accurate representation of the fair market value on the date of the grant, rather than selecting a single point in time (such as the closing of the market, when traders are balancing portfolios and clearing positions for the day, sometimes resulting in anomalies to the stock price).

(4)	The Company calculated the aggregate grant date fair value of the equity awards in accordance with the stock compensation accounting guidance under GAAP, but eliminated from that calculation any estimate of forfeitures related to service-based vesting conditions.

(5)	Does not include stock and option awards made to Mr. Druskin when he served as an independent director of the Company in 2009, which are set forth under Director Compensation above.

(6)	Represents special retention grants described under the Compensation Discussion and Analysis above.

(7)	Represents special recognition grants described under the Compensation Discussion and Analysis above.

(8)	Pursuant to our prior year’s performance plan, these grants were made in early 2009 based on 2008 performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Grant Date
Robert Druskin	10,000	10,000	(3)	$4.3550	5/16/2018					5/16/2008
		20,000	(3)	$1.4350	5/28/2019					5/28/2009
							2,870	(3)	$5,080	5/16/2008
							17,421	(3)	$30,835	5/28/2009

Donald Layton	100,000			$5.0700	12/30/2011
	321,419			$5.2550	12/30/2011
	4,054,161			$4.2700	12/30/2011

Bruce Nolop	337,948	608,305	(4)	$3.2100	9/12/2015
							350,490	(4)	$620,367	9/12/2008
							621,118	(5)	$1,099,379	9/8/2009
							100,000	(6)	$177,000	9/10/2009

Michael Curcio	100,000	—		$4.0700	10/4/2012
	70,000	—		$3.8000	3/14/2013
	25,000	—		$10.3950	11/24/2013
	75,000	—		$13.8900	2/6/2014
	20,000	—		$14.4350	2/20/2014
	24,701	—		$13.2250	2/16/2015
	30,958	10,319		$23.1050	2/10/2013
	37,901	12,633		$23.7700	2/15/2013
	15,635	15,633		$23.3250	2/13/2014
	54,248	108,656		$5.1900	2/11/2015	(7)
	—	487,524		$0.9248	2/20/2016	(8)
							3,651		$6,462	2/10/2006
							4,469		$7,910	2/15/2006
							5,358		$9,484	2/13/2007
							26,345		$46,631	2/11/2008	(7)
							652,032		$1,154,097	2/20/2009	(8)
							621,118		$1,099,379	9/8/2009	(5)
							100,000		$177,000	9/10/2009	(6)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Grant Date
Greg Framke	50,000	—	$23.2088	2/28/2010
	278	—	$14.4375	5/24/2010
	125,000	—	$7.0938	12/21/2010
	48,000	—	$5.1000	9/24/2011
	4,000	—	$10.3250	1/2/2012
	75,000	—	$13.8900	2/6/2014
	24,000	—	$14.4350	2/20/2014
	23,819	—	$13.2250	2/16/2015
	26,372	8,790	$23.1050	2/10/2013
	33,443	11,146	$23.7700	2/15/2013
	15,636	15,633	$23.3250	2/13/2014
	54,248	108,656	$5.1900	2/11/2015	(7)
	—	433,355	$0.9248	2/20/2016	(8)
						3,110		$5,505	2/10/2006
						3,943		$6,979	2/15/2006
						5358		$9,484	2/13/2007
						24,418	(7)	$43,220	2/11/2008
						579,584	(8)	$1,025,864	2/20/2009
						621,118	(5)	$1,099,379	9/8/2009
						100,000	(6)	$177,000	9/10/2009

Nick Utton	225,000	—	$11.2550	6/25/2014
	115,741	—	$10.8800	5/3/2012
	30,098	10,031	$23.7700	2/15/2013
	25,016	25,014	$23.3250	2/13/2014
	54,248	108,656	$5.1900	2/11/2015	(7)
	—	325,016	$0.9248	2/20/2016	(8)
						3,549		$6,282	2/15/2006
						8,573		$15,174	2/13/2007
						22,490	(7)	$39,807	2/11/2008
						434,688	(8)	$769,398	2/20/2009
						621,118	(5)	$1,099,379	9/8/2009
						100,000	(6)	$177,000	9/10/2009

(1)	Unless otherwise noted, all unvested option awards vest equally over a four year period measured from the date of grant.

(2)	Unless otherwise noted, all unvested restricted stock or restricted stock unit awards vest equally over a four year period measured from the date of grant. The market value of unvested stock awards is based on $1.77 per share, which was the average of the high and low prices of our Common Stock on December 31, 2009.

(3)	These awards were granted were awards made to Mr. Druskin when he served as an independent director of the Company and vest equally over two years from the date of grant.

(4)	These awards to Mr. Nolop vest on the following schedule: 5/14 vest on December 31, 2009; 6/14 vest on December 31, 2010; and 3/14 vest on December 31, 2011.

(5)	These awards vest over two years, with 1/3 vesting on December 31, 2010 and the remaining two-thirds vesting on December 31, 2011.

(6)	These awards fully vested on March 10, 2010.

(7)	These awards fully vested on February 11, 2010.

(8)	These awards vest over two years, 1/3 of which vested on February 20, 2010 and the remaining two-thirds vesting on February 20, 2011.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Robert Druskin	N/A	N/A	2,871	$4,304
Donald Layton	N/A	N/A	900,176	$1,558,811
Bruce Nolop	N/A	N/A	194,681	$343,612
Michael Curcio	N/A	N/A	162,714	$205,243
Greg Framke	N/A	N/A	160,651	$202,747
Nicholas Utton	N/A	N/A	138,410	$177,613

(1)	Aggregate value realized upon exercise or vesting is based on the fair market value of our common stock (using the average of the high and low sale prices) on the date of exercise or vesting, as applicable. With respect to options, the value realized is calculated by subtracting the exercise price from that fair market value.

PENSION BENEFITS

We do not offer any defined benefit retirement plan to any of our employees, including the Named Executive Officers. Consequently, there is no pension benefit information to provide.

NONQUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in 2009 ($) (1)	Registrant Contributions in 2009 ($)	Aggregate Earnings in 2009 ($) (2)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at 12/31/09 ($) (2)
Robert Druskin	—	—	—	—	—
Donald Layton	—	—	—	—	—
Bruce Nolop	—	—	—	—	—
Michael Curcio	—	—	—	—	—
Greg Framke	—	—	—	—	—
Nicholas Utton	—	—	$12,330	$531,453	—

(1)	Under the deferred compensation plan, all individuals determined to be “highly compensated employees” within the Company are permitted to defer all or a portion of their base salary and/or bonus, specifying a date certain (or termination of employment) at which the individual will receive the payment, plus any earnings made on deferred payments. The deferred compensation plan has been designed to not incur any additional tax or interest under Section 409A of the Internal Revenue Code. All amounts are also payable in the event of the death of the participant.

(2)

Amounts reported in this table reflect earnings on amounts the NEOs elected to contribute to the Company’s non-tax qualified deferred compensation plan. The individual deferring compensation has an account under the plan which includes any earnings based on the performance of a variety of measurement funds the individual may choose. Upon occurrence of the date at which the individual has specified the payments to be made (or, under certain limited circumstances permitted by applicable tax rules, an earlier date), the Company pays the deferred compensation, plus all accrued earnings, to the individual in either a lump sum or an annuity. The Company does not guarantee any rate of return on the compensation deferred and does not make any contribution on behalf of the individual. Mr. Utton had previously deferred compensation prior to becoming a NEO (which was inadvertently omitted from this section in the 2009 proxy) and had elected to receive the deferred amounts in 2009.

EMPLOYMENT AGREEMENTS AND POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment and Transition Arrangements with our Former and Interim CEOs

As discussed under Compensation Discussion and Analysis above, in September 2009, we entered into a transition agreement with Mr. Layton pursuant to which he received a payment of $375,000 per month from September through December, as well as a payment of $1.5 million in December if he satisfactorily completed his transition period, which he did. Although his prior employment agreement included severance and change in control benefits as described in our prior public filings, these provisions terminated upon his departure and so he did not receive any such benefits. Therefore, on December 31, 2009, he was not eligible to receive any post-employment benefits under his prior employment agreement. We also entered into a consulting agreement pursuant to which he agreed to provide services through June 2010 on an as-requested basis at an hourly fee.

As discussed under Compensation Discussion and Analysis above, during his service as Interim CEO, Mr. Druskin received a payment of $300,000 per month. Because of the interim nature of the appointment, we have not entered into an employment agreement with him or committed to provide any severance or change in control benefits. As with other directors, the equity awards he previously received as a non-employee director vest on a change in control. As of December 31, 2009, his unvested equity awards had an aggregate intrinsic value of $42,615, based on a fair market value of $1.77 per share.

Employment Agreements With Other Named Executive Officers

Under the terms of their employment agreements, each Named Executive Officer is entitled to severance benefits in the event of (i) an involuntary termination of the executive’s employment without “Cause” (as defined in the employment agreement); or (ii) a voluntary termination of the executive’s employment due to an event of “Good Reason”, in each subject to the executive signing a release. The term “Good Reason” is defined in the applicable agreement, but generally includes such events as a material decrease in compensation; a material, adverse change in the executive’s title, authority, responsibilities or duties; relocation; or a material breach by the Company of the agreement. If the termination occurs in anticipation of, or within two years following, a change in control (which we refer to as a “CIC Termination” below), the severance benefits are increased, as described below. The severance benefits include:

•	A lump sum payment equal to one times (or two times upon a CIC Termination) base salary and target bonus;

•	A pro-rated share of target bonus for the year of the termination if we meet our target performance objectives for the year;

•	In the case of Mr. Curcio, Mr. Framke and Mr. Utton, continued medical coverage for 12 months following termination of employment (or 24 months following a CIC Termination); and

•

12 months’ accelerated vesting of outstanding equity compensation awards, except that (i) in the case of Mr. Nolop, all of his equity compensation awards granted in September 2008 would vest and (ii) if the termination occurs in connection with or following a change in control, all equity awards become vested.

In addition, under our standard forms of equity compensation agreement (including for executive officers), all equity awards become vested in the event of the employee’s death. In addition, under the employment agreements for Mr. Framke, Mr. Curcio and Mr. Utton, in the event of the executive’s death, we will pay his estate a pro-rata share of his non-equity incentive plan amount for that year.

The following table shows the estimated value of benefits under each of the above scenarios, assuming the specified event occurred on December 31, 2009.

Name Event of Termination	Cash Payment		Accelerated Vesting of Equity (1)	Other Benefits (2)	Total
Bruce Nolop
Involuntary Termination	$1,500,000	(3)	$1,896,746	$20,100	$3,416,846
CIC Termination	$3,000,000	(3)	$1,896,746	$40,200	$4,936,946
Death	$1,500,000	(4)	$1,896,746	$20,100	$3,416,846

Michael Curcio
Involuntary Termination	$2,750,000	(3)	$1,130,735	$20,100	$3,900,835
CIC Termination	$5,500,000	(3)	$2,913,017	$40,200	$8,453,217
Death	$2,750,000	(4)	$2,913,017	$20,100	$5,683,117

Greg Framke
Involuntary Termination	$2,400,000	(3)	$1,067,489	$20,100	$3,487,589
CIC Termination	$4,800,000	(3)	$2,733,702	$40,200	$7,573,902
Death	$2,400,000	(4)	$2,733,702	$20,100	$5,153,802

Nicholas Utton
Involuntary Termination	$2,000,000	(3)	$944,826	$20,100	$2,964,926
CIC Termination	$4,000,000	(3)	$2,381,743	$40,200	$6,421,943
Death	$2,000,000	(4)	$2,381,743	$20,100	$4,401,843

(1)	The value of any equity awards that would vest on each event is based on the fair market value of our stock on December 31, 2009 ($1.77), less the applicable exercise price in the case of stock options.

(2)	Consists of continued medical coverage, assuming a cost of $1,675 per month.

(3)	Represents one times (or two times for the CIC Termination) the sum of salary and target bonus, plus prorated bonus for the year of termination. Because payment of prorated bonus in this circumstance requires us to meet our target performance for the year (which we met for 2009) and termination on December 31, 2009, assumes payment of 100% of target.

(4)	Because this scenario presumes the triggering event occurred on December 31, 2009, the pro-rata value is 100 percent of the target bonus for 2009.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2009, regarding our equity compensation plans.

(in thousands, except price data)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	48,006	$9.14	21,900
Equity compensation plans not approved by stockholders	—	$—	—

Total	48,006	$9.14	21,900

(1)	Includes stock options and RSUs, but not restricted shares.

(2)	Excludes RSUs, which have no exercise price.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Exchange Act of 1933, as amended, or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management. Based on the above-mentioned review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis set forth in this proxy be included in this proxy statement.

Submitted by Compensation Committee of the Board of Directors:

Ronald Fisher, Chair

Frederick Kanner, Member

Cathleen Raffaeli, Member

Lewis Randall, Member

Compensation Committee Interlocks and Insider Participation

As discussed above, at various times during 2009, Ronald Fisher, Robert Druskin, George Hayter, Frederick Kanner, Michael Parks, Cathleen Raffaeli and Lewis Randall served on the Compensation Committee. None of these individuals, other than Mr. Druskin, was at any time during 2009, or at any other time, an officer or employee of the Company. Mr. Druskin was no longer on the Compensation Committee when he became an executive officer and employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Policies and Procedures for Approval of Related Person Transactions

In April 2007, the Board formally adopted a Policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related party transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. The policy is available, without charge, from our Corporate Secretary and made available on our website at investor.etrade.com in the “Corporate Governance” section.

Certain Relationships and Related Transactions

Previously, in the normal course of business, E*TRADE Clearing LLC (“E*TRADE Clearing”), a subsidiary of E*TRADE Bank, extended credit to the Company’s directors, principal officers and employees to finance their purchases of securities on margin. The Company has eliminated this policy and directors, principal officers and employees are no longer permitted to finance their purchases on margin. There were no margin loans at December 31, 2008 or December 31, 2009, except for one account and other de minimis aggregate balances. These margin loans were made on the same terms and conditions as E*TRADE Clearing’s loans to other non-affiliated customers and did not involve more than the normal risk of collectability or present other unfavorable features.

Relationship With Citadel

Kenneth C. Griffin, President and Chief Executive Officer of Citadel Investment Group, L.L.C. became a director of the Company in June 2009.

Citadel became a principal stockholder and debt holder of the Company in November 2007 as part of its agreement to inject $2.5 billion in cash into the Company. In exchange, Citadel received substantially all of the Company’s asset-backed securities portfolio, approximately 84.7 million shares of Common Stock and approximately $1.8 billion 12 1/2% Springing Lien Notes due 2017 (“2017 Notes”). Citadel also received the right to appoint a director to the Company’s Board of Directors, which right was exercised in June 2009. In addition, the Company and Citadel entered into an agreement pursuant to which the Company committed to route substantially all of its customer orders in exchange-listed options and 40% of its customer orders in Regulation NMS Securities to an affiliate of Citadel for order handling and execution for a term of three years. During 2009, the Company and its subsidiaries received an aggregate of approximately $51,000,000 pursuant to this agreement.

In June 2009, Citadel agreed to participate in a series of transactions designed to raise cash proceeds for the Company, increase the Company’s equity and reduce the Company’s debt burden. These transactions included Citadel’s commitment to participate in a public offering of Common Stock and an exchange offer for certain outstanding notes. In the public offering, completed in June 2009, the Company issued 500 million shares of Common Stock, of which approximately 90.9 million shares were issued to Citadel, at a public offering price of $1.10 per share. The public offering raised approximately $550 million in gross proceeds, of which approximately $100 million related to the shares purchased by Citadel. The Company did not pay any commissions and the underwriter did not receive any discounts on the shares sold in the offering to Citadel. In the debt exchange offer, completed in August 2009, the Company issued $1.7 billion aggregate principal amount of newly-issued non-interest-bearing convertible debentures in exchange for an equal principal amount of certain interest-bearing corporate debt, including 2017 Notes; approximately $1.23 billion aggregate principal amount of notes were exchanged by Citadel. As part of the June 2009 transactions, the Company granted Citadel certain preemptive rights, which rights expired in September 2009 in connection with the termination of the Company’s stockholder rights agreement following an advisory vote of the Company’s stockholders.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings in which any director or executive officer is adverse to the Company. Certain lawsuits we are involved in are discussed under Note 22 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations, the Company believes that during the fiscal year ended December 31, 2009, that no other reports were required.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals intended to be included in the Company’s Proxy Statement for next year’s Annual Meeting of Stockholders no later than December 13, 2010. The proposal must be mailed to the Company’s principal executive offices, 135 E. 57th St., New York, NY 10022, Attention: Corporate Secretary. Such proposals may be included in next year’s Proxy Statement if they comply with certain rules and regulations promulgated by the SEC. Under the terms of the Company’s Bylaws, stockholders who intend to present an item of business at next year’s Annual Meeting of Stockholders other than those they wish to include in the Company’s proxy materials must provide notice of such business to the Corporate Secretary no earlier than November 13, 2010 and no later than December 13, 2010, as set forth more fully in the Company’s Bylaws.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

In accordance with its written charter as adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year ended December 31, 2009, the Audit Committee met 16 times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release. The Audit Committee is entirely made up of independent directors as defined in applicable SEC and NASDAQ rules as well as the Company’s Corporate Governance Guidelines. These independent directors meet in executive session with the Company’s independent and internal auditors without management on at least a quarterly basis.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the PCAOB discussed with the auditors any relationships that may impact their objectivity and independence, including whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, and standards of the PCAOB, including those described in PCAOB AU Section 380, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of the independent auditors, and the Board concurred in such recommendation.

Submitted by the Audit Committee of the Company’s Board of Directors:

Joseph L. Sclafani (Chair)
Michael K. Parks
Lewis E. Randall
Donna L. Weaver
Stephen H. Willard

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2010.

The proxy statement and the annual report to security holders are available at www.proxyvote.com.

FORM 10-K

On February 24, 2010, the Company filed an Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report, as well as copies of this Proxy Statement and proxy card, without charge on the Company’s website, by writing to the Corporate Secretary, at the Company’s principal offices located at 135 E. 57th St., New York, NY, 10022, or ir@etrade.com, or by calling us at (646) 521-4340.

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this Proxy Statement.

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

E*TRADE FINANCIAL CORPORATION

E*TRADE Financial Corporation (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 30, 1996.

2. This Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of the Certificate of Incorporation and Sections 242 and 245 of the DGCL by the requisite vote of the holders of the outstanding stock of the Corporation entitled to vote thereon at a meeting which was called and held upon notice in accordance with Section 222 of the DGCL. This Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated in its entirety as follows:

The Amended and Restated Certificate of Incorporation shall read as follows:

FIRST. The name of the corporation is E*TRADE Financial Corporation (the “Corporation”).

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (a) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 401,000,000 shares. 400,000,000 shares shall be Common Stock, $0.01 par value per share (the “Common Stock”). 1,000,000 shares shall be Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

Upon filing and effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each ten (10) shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Stockholders who hold shares of Common Stock immediately prior to the Effective Time in book-entry form shall receive such cash payment in lieu of fractional shares without taking any further action. Stockholders who hold certificates that immediately prior to the Effective Time represented shares of

Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66- 2/3rds percent of the combined voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH: (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by a consent in writing of such stockholders.

(b) Special meetings of stockholders of the Corporation may be called only by the (i) Chairman of the Board of Directors, (ii) President, (iii) chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 or more than 60 days’ written notice, or (iv) holders of shares entitled to cast not less than 10 percent of the votes at such special meeting upon not fewer than 10 nor more than 60 days’ written notice. Any request for a special meeting of stockholders shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

(c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

SEVENTH. (a) The number of Directors which shall constitute the whole Board of Directors of this Corporation shall be specified in the Bylaws of this Corporation, subject to this Article SEVENTH.

(b) The Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1999, each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998, and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1997. Notwithstanding the foregoing provisions of this Article SEVENTH, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c) In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her early resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equally as possible.

(d) Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

(e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH. (a) 1. In addition to any affirmative vote required by law, any Business Combination (has hereinafter defined) shall require the affirmative vote of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the “Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2. The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger of consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

(b) The provisions of Section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

(c) For the purposes of this Article EIGHTH:

1. A “person” shall mean any individual, firm, corporation or other entity.

2. “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

(A) is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding voting Shares, or

(B) is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Voting Shares, or

(C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. A “person” shall be the “beneficial owner” of any Voting Shares

(A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

(B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

(C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

4. The outstanding Voting Shares shall include shares deemed owned through application of Paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the “Exchange Act”).

6. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as define din Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section (c), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d) A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Paragraph 3 of Section (c), or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than five percent of the total assets of the Corporation.

(e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66- 2/3rds percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, or (4) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be duly executed in its corporate name by its duly authorized officer.

Dated:                     , 2010

E*TRADE FINANCIAL CORPORATION

By:	Karl A. Roessner
Its:	General Counsel and Corporate Secretary

Annex A

E*TRADE Financial Corporation

2005 Equity Incentive Plan,

As Amended Through                     , 2010

i

	7.4	Exercise of SARs	18
	7.5	Deemed Exercise of SARs	19
	7.6	Effect of Termination of Service	19
	7.7	Nontransferability of SARs	19

8.	Stock Awards		20

	8.1	Types of Stock Awards Authorized	20
	8.2	Purchase Price	20
	8.3	Purchase Period	20
	8.4	Payment of Purchase Price	20
	8.5	Vesting and Restrictions on Transfer	20
	8.6	Voting Rights; Dividends and Distributions	21
	8.7	Effect of Termination of Service	21
	8.8	Nontransferability of Stock Award Rights	21

9.	Restricted Stock Unit Awards		21

	9.1	Grant of Restricted Stock Unit Awards	21
	9.2	Purchase Price	22
	9.3	Vesting	22
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions	22
	9.5	Effect of Termination of Service	22
	9.6	Settlement of Restricted Stock Unit Awards	23
	9.7	Nontransferability of Restricted Stock Unit Awards	23

10.	Performance Awards		23

	10.1	Types of Performance Awards Authorized	23
	10.2	Initial Value of Performance Shares and Performance Units	24
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	24
	10.4	Measurement of Performance Goals	24
	10.5	Settlement of Performance Awards	26
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions	27
	10.7	Effect of Termination of Service	28
	10.8	Nontransferability of Performance Awards	28

11.	Deferred Compensation Awards		28

	11.1	Establishment of Deferred Compensation Award Programs	28
	11.2	Terms and Conditions of Deferred Compensation Awards	29

12.	Nonemployee Director Awards		30

	12.1	Terms and Conditions of Nonemployee Director Awards	30
	12.2	Terms and Conditions of Nonemployee Director Options	30

13.	Cash-Based Awards And Other Stock-Based Awards		32

	13.1	Grant of Cash-Based Awards	32
	13.2	Grant of Other Stock-Based Awards	32
	13.3	Value of Cash-Based and Other Stock-Based Awards	32
	13.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	33

ii

	13.5	Voting Rights; Dividend Equivalent Rights and Distributions	33
	13.6	Effect of Termination of Service	33
	13.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	33

14.	Standard Forms Of Award Agreement		34

	14.1	Award Agreements	34
	14.2	Authority to Vary Terms	34

15.	Change In Control		34

	15.1	Effect of Change in Control on Options and SARs	34
	15.2	Effect of Change in Control on Stock Awards, Restricted Stock Unit Awards and Performance Awards	35
	15.3	Effect of Change in Control on Deferred Compensation Awards	35
	15.4	Effect of Change in Control on Nonemployee Director Awards	35
	15.5	Effect of Change in Control on Cash-Based Awards and Other Stock-Based Awards	35

16.	Compliance With Securities Law		35

17.	Tax Withholding		36

	17.1	Tax Withholding in General	36
	17.2	Withholding in Shares	36

18.	Amendment or Termination of Plan		36

19.	Compliance with Section 409A		37

	19.1	Awards Subject to Section 409A	37
	19.2	Deferral and/or Distribution Elections	37
	19.3	Subsequent Elections	38
	19.4	Distributions Pursuant to Deferral Elections	38
	19.5	Unforeseeable Emergency	39
	19.6	Disabled	39
	19.7	Death	39
	19.8	No Acceleration of Distributions	40

20.	Miscellaneous Provisions		40

	20.1	Repurchase Rights	40
	20.2	Forfeiture Events	40
	20.3	Provision of Information	40
	20.4	Rights as Employee, Consultant or Director	40
	20.5	Rights as a Stockholder	41
	20.6	Delivery of Title to Shares	41
	20.7	Fractional Shares	41
	20.8	Retirement and Welfare Plans	41
	20.9	Beneficiary Designation	41
	20.10	Severability	41
	20.11	No Constraint on Corporate Action	42
	20.12	Unfunded Obligation	42
	20.13	Choice of Law	42

iii

E*TRADE Financial Corporation

2005 Equity Incentive Plan, As Amended Through                     , 2010

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The E* TRADE Financial Corporation 2005 Equity Incentive Plan (the “Plan”) is hereby established effective as of May 26, 2005, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Deferred Compensation Awards, Nonemployee Director Awards, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Deferred Compensation Award, Nonemployee Director Award, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

1

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 13.

(f) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non- solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding voting stock; or

(ii) a change in the composition of the Board over a period of thirty six (36) consecutive months or less such that individuals who, at the beginning of such period, constitute the Board cease, by reason of one or more contested elections for Board membership, to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

2

(iii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iv) a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i) “Committee” means the Compensation Committee, the Nominating and Corporate Governance Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j) “Company” means E*TRADE Financial Corporation, a Delaware corporation, or any successor corporation thereto.

(k) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(l) “Covered Employee” means any Employee who is or may become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m) “Deferred Compensation Award” means an award granted to a Participant pursuant to Section 11.

3

(n) “Director” means a member of the Board.

(o) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the average of the high and low sale prices of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day or the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

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(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(t) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) a Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value of the shares subject to such Award, (iv) a Deferred Compensation Award which is an elective cash compensation reduction award described in Section 11.1(a) or a stock issuance deferral award described in Section 11.1(b), or (v) an Other Stock-Based award based on appreciation in the Fair Market Value of the Stock.

(u) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(v) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(x) “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

N = X(A-B)/A, where

“N” the number of shares of Stock to be issued to the Participant upon exercise of the Option;

“X” the total number of shares with respect to which the Participant has elected to exercise the Option;

“A” the Fair Market Value of one (1) share of Stock determined on the exercise date; and

“B” the exercise price per share (as defined in the Participant’s Award Agreement)

(y) “Nonemployee Director” means a Director who is not an Employee.

(z) “Nonemployee Director Award” means a Nonemployee Director Option or other Award granted to a Nonemployee Director pursuant to Section 12.

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(aa) “Nonemployee Director Option” means an Option granted to a Nonemployee Director pursuant to Section 12.

(bb) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(cc) “Officer” means any person designated by the Board as an officer of the Company.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6 or Section 12.

(ee) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 13.

(ff) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh) “Participant” means any eligible person who has been granted one or more Awards.

(ii) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(kk) “Performance Award” means an Award of Performance Shares or Performance Units.

(ll) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

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(nn) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(oo) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(pp) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(qq) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(rr) “Predecessor Plan” means the Company’s 1996 Stock Incentive Plan.

(ss) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 or Section 11, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 9 or Section 11, as applicable, and the Participant’s Award Agreement.

(tt) “Restriction Period” means the period established in accordance with Section 8.5 during which shares subject to a Stock Award are subject to Vesting Conditions.

(uu) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(vv) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(ww) “Section 162(m)” means Section 162(m) of the Code.

(xx) “Section 409A” means Section 409A of the Code (including regulations or administrative guidelines thereunder).

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken

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by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company, a leave of absence shall be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(aaa) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(bbb) “Stock Award” means an Award of a Stock Bonus or a Stock Purchase Right.

(ccc) “Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(ddd) “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(eee) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(fff) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ggg) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s purchase price for such shares upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

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3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) each such Award which is a Full Value Award shall be subject to minimum vesting provisions described in Section 5.3(c), (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (d) each such Award shall conform to such limits and guidelines as shall be established from time to time by resolution of the Board or the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been

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attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.4) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company shall not amend the terms of outstanding awards to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

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3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to the lesser of (a) the number of shares of Stock available for grant under the Predecessor Plan as of the Effective Date or (b) 42,000,000 shares, plus 30 million shares added effective May 28, 2009, plus 125 million shares added effective [            ], 2010, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Accounting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s original purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award, other than an Option or SAR, that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 17.2 shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

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4.3 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the number of shares of Stock subject to that portion of any award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after such date, expires or is terminated or canceled for any reason without having been exercised or settled; and

(b) the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company which, on or after the Effective Date, are so forfeited or repurchased for an amount not greater than the Participant’s original purchase price;

provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.3 shall not exceed thirty-nine million (39,000,000), subject to adjustment as provided in Section 4.4.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the maximum adjustment for unissued or forfeited Predecessor Plan shares set forth in Section 4.3, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.4 shall be final, binding and conclusive.

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Sections 409A and 422 and any related guidance issued by the U.S. Treasury Department, where applicable.

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5.	ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. A Nonemployee Director Award may be granted only to a person who, at the time of grant, is a Nonemployee Director.

5.2 Participation in Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Award Limitations.

(a) Incentive Stock Option Limitations.

(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed forty two million (42,000,000) shares, plus any shares added to the aggregate number of shares under the Plan pursuant to Section 4.1 as a result of stockholder approval following the Effective Date. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2, 4.3 and Section 4.4.

(ii) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 8.2.

(iii) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the

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date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b) Limit on Full Value Awards without Minimum Vesting. Except with respect to a maximum of five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Sections 4.1, 4.2, 4.3 and 4.4, any Full Value Award which vests on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than over a period of three (3) years, and any Full Value Award which vests on the basis of the attainment of performance goals shall not provide for a performance period of less than twelve (12) months; provided, however, that such limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability, retirement or involuntary termination of Service of the Participant or upon or following a Change in Control, as determined by the Committee in its discretion.

(c) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than two million five hundred thousand (2,500,000) shares.

(ii) Stock Awards and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards or Restricted Stock Unit Awards, the grant or vesting of which is based on the attainment of Performance Goals, for more than one million five hundred thousand (1,500,000) shares.

(iii) Performance Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than one million five hundred thousand (1,500,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than five million ($5,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

(iv) Cash-Based Awards and Other Stock-Based Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Cash-Based Awards in any fiscal year of the Company, the grant or vesting of which is based on the attainment of Performance Goals, which could result in such Employee receiving more than five million ($5,000,000), or (2) Other Stock-Based Awards in any fiscal year of the Company, the grant or vesting of which is based on the attainment of Performance Goals, which could result in such Employee receiving more than one million five hundred thousand (1,500,000) shares.

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6.	STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A if applicable, and, except as otherwise set forth in Section 12 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a

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properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, provided, however, that the Committee shall not permit payment by means of a Participant’s promissory note, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such other period, if any, as the Committee may permit) and not used for another Option exercise by attestation during such period, or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, any unexercisable or unvested portion of the Option shall be immediately exercisable and vested in full on the date on which the Participant’s Service terminated and may be exercised by the Participant’s legal representative or other person who

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acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause for termination of Service, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant (1) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated if the Participant remains subject to the Insider Trading Policy for a period of at least sixty (60) days following the date on which the Participant’s Service terminated or (2) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated in the case of any other Participant, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 16 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Nonstatutory Stock Option shall be assignable or transferable to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

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7.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference, including provisions of Section 19 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal

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to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum as soon as practicable following the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee in compliance with Section 409A. Unless otherwise provided in the Award Agreement evidencing a Freestanding SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any Freestanding SAR may provide for deferred payment in a lump sum or in installments in compliance with Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

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8.	STOCK AWARDS.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus or a Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

8.1 Types of Stock Awards Authorized. Stock Awards may be granted in the form of either a Stock Bonus or a Stock Purchase Right. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Stock Award.

8.3 Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash or by check or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

8.5 Vesting and Restrictions on Transfer. Subject to Section 5.3(b), Shares issued pursuant to any Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Stock Award would otherwise occur on a day on which the sale of such shares would violate the Company’s Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically be deemed to occur on the next day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement; during any Restriction Period applicable to shares subject to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Stock Award Rights. Rights to acquire shares of Stock pursuant to a Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

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9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Subject to Section 5.3(b), Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

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9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Committee, subject to the provisions of Section 19 with respect to Section 409A, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the settlement of the Award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the Company’s Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

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10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i) revenue;

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(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) stock price;

(xv) earnings per share;

(xvi) return on stockholder equity;

(xvii) return on capital;

(xviii) return on assets;

(xix) return on investment;

(xx) employee satisfaction;

(xxi) employee retention;

(xxii) balance of cash, cash equivalents and marketable securities;

(xxiii) market share;

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(xxiv) daily average revenue trades;

(xxv) asset gathering metrics;

(xxvi) number of customers;

(xxvii) customer satisfaction;

(xxviii) product development;

(xxix) completion of a joint venture or other corporate transaction;

(xxx) completion of identified special project; and

(xxxi) overall effectiveness of management.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

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(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. Subject to the provisions of Section 19 with respect to Section 409A, as soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and subject to the provisions of Section 19 with respect to Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair

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Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	DEFERRED COMPENSATION AWARDS.

11.1 Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 19 with respect to Section 409A, may establish one or more programs pursuant to the Plan under which:

(a) Elective Cash Compensation Reduction Awards. Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Stock Bonus Awards or Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

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(b) Stock Issuance Deferral Awards. Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

11.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A.

(a) Terms and Conditions of Stock Bonus Awards. Stock Bonus Awards granted pursuant to this Section 11 shall comply with and be subject to the terms and conditions of Section 8.

(b) Terms and Conditions of Stock Units. Except as provided below, Stock Units granted pursuant to this Section 11 shall comply with and be subject to the terms and conditions of Section 9.

(i) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Stock

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Units are granted automatically to the Participant and ending on the earlier of the date on which such Stock Units are settled or the date on which they are forfeited. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award which complies with Section 409A. The Company shall issue to the Participant on the settlement date elected by the Participant, or as soon thereafter as practicable, a number of whole shares of Stock equal to the number of vested Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.

12.	NONEMPLOYEE DIRECTOR AWARDS.

Nonemployee Director Awards shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Nonemployee Director Award or purported Nonemployee Director Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Such Award Agreements may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions.

12.1 Terms and Conditions of Nonemployee Director Awards. The Committee shall determine the forms and amounts of the Nonemployee Director Awards from time to time, which determination may include (but not be limited to) adopting policies with respect to granting Awards when a person first becomes a Nonemployee Director, granting Awards on an annual basis to Nonemployee Directors, and granting additional Awards on the basis of membership on or chairmanship of Board committees. The Committee shall establish the vesting and exercisability terms of all Nonemployee Director Awards, including Nonemployee Director Options. Awards granted pursuant to this Section 12 may consist of any type of Award authorized under the Plan, including Options, SARs, Stock Awards or Restricted Stock Unit Awards, or any combination thereof.

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12.2 Terms and Conditions of Nonemployee Director Options. To the extent the Committee determinates that Nonemployee Director Awards shall take the form of Nonemployee Director Options, then except as provided by this Section, Nonemployee Director Options shall comply with and be subject to the terms and conditions of Section 6.

(a) Exercise Price. The exercise price per share of Stock subject to a Nonemployee Director Option shall be the Fair Market Value of a share of Stock on the date of grant of the Nonemployee Director Option.

(b) Exercisability and Term of Nonemployee Director Options. Except as otherwise provided in the Plan or in the Award Agreement evidencing a Nonemployee Director Option and provided that the Participant’s Service has not terminated prior to the relevant date, each Nonemployee Director Option shall vest and become exercisable as set forth in the Award Agreement and shall terminate and cease to be exercisable on the tenth (10th) anniversary of the date of grant of the Nonemployee Director Option, unless earlier terminated in accordance with the terms of the Plan or the Award Agreement evidencing such Option.

(c) Effect of Termination of Service.

(i) Option Exercisability. Subject to earlier termination of the Nonemployee Director Option as otherwise provided herein, a Nonemployee Director Option shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(1) Disability. If the Participant’s Service terminates because of the Disability of the Participant, any unexercisable or unvested portion of the Nonemployee Director Option shall be immediately exercisable and vested in full on the date on which the Participant’s Service terminated and may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(2) Death. If the Participant’s Service terminates because of the death of the Participant, any unexercisable or unvested portion of the Nonemployee Director Option shall be immediately exercisable and vested in full on the date on which the Participant’s Service terminated and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Nonemployee Director Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(3) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Nonemployee Director Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

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(ii) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a Nonemployee Director Option within the applicable time periods set forth in Section 12.2(c)(i) is prevented by the provisions of Section 16 below, the Nonemployee Director Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Nonemployee Director Option is exercisable, but in any event no later than the Option Expiration Date.

(iii) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 12.2(c)(i) of shares acquired upon the exercise of the Nonemployee Director Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Nonemployee Director Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

13.	CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 19 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

13.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

13.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

13.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash- Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may

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require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

13.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock- Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the provisions of Section 19 with respect to Code Section 409A.

13.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent rights shall not be granted with respect to Cash-Based Awards.

13.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination.

13.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement

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of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws applicable to such shares of Stock.

14.	STANDARD FORMS OF AWARD AGREEMENT.

14.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

14.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

15.	CHANGE IN CONTROL.

15.1 Effect of Change in Control on Options and SARs. Subject to the provisions of Section 19 with respect to Section 409A if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. The Committee may, in its sole discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b) Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock. Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled

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in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portion of their canceled Options and SARs as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Options and SARs in accordance with the vesting schedule applicable to such Awards as in effect prior to the Change in Control.

15.2 Effect of Change in Control on Stock Awards, Restricted Stock Unit Awards and Performance Awards. Subject to the provisions of Section 19 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award, Restricted Stock Unit Award or Performance Award for, or in the event of a Change in control may take such actions as it deems appropriate to provide for, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award (and, in the case of Restricted Stock Units and Performance Awards, acceleration of the vesting and settlement of such Award) upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

15.3 Effect of Change in Control on Deferred Compensation Awards. Subject to the provisions of Section 19 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Compensation Award that, in the event of a Change in Control, the Stock Awards or Stock Units pursuant to such Award shall become vested and, in the case of Stock Units, shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

15.4 Effect of Change in Control on Nonemployee Director Awards. Subject to the provisions of Section 19 with respect to Section 409A if applicable, any unexercisable or unvested portion of each outstanding Nonemployee Director Award and any shares acquired pursuant thereto shall be immediately exercisable and vested in full as of the date of the Change in Control. Except as provided in the preceding sentence, each Nonemployee Director Award shall be subject to the applicable provisions of this Section 15.

15.5 Effect of Change in Control on Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of Section 19 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award for, or in the event of a Change in control may take such actions as it deems appropriate to provide for, acceleration of the vesting and settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

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16.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	TAX WITHHOLDING.

17.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

18.	AMENDMENT OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No

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amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

19.	COMPLIANCE WITH SECTION 409A.

19.1 Awards Subject to Section 409A. The provisions of this Section 19 shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

(a) Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

(b) Each Deferred Compensation Award.

(c) Any Restricted Stock Unit Award, Performance Award, Cash- Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

19.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

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(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 19.3.

19.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 19.4(b), 19.4(c), or 19.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution pursuant to Section 19.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

19.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a) Separation from service (as determined by the Secretary of the United States Treasury);

(b) The date the Participant becomes Disabled (as defined below);

(c) Death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 19.2 and/or 19.3, as applicable;

(e) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(f) The occurrence of an Unforeseeable Emergency (as defined below).

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Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 19.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

19.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

19.6 Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

19.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall

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be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

19.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

20.	MISCELLANEOUS PROVISIONS.

20.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

20.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

20.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

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20.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

20.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

20.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

20.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

20.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

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20.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

20.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

20.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

20.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

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PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce P. Nolop and Karl A. Roessner, and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of E*TRADE Financial Corporation, held of record by the undersigned on March 15, 2010 at the Annual Meeting of Stockholders of E*TRADE Financial Corporation to be held May 13, 2010, or at any postponement or adjournment thereof.

1. Election of Directors.

a) Ronald D. Fisher	/ / FOR	/ / AGAINST	/ / ABSTAIN

b) Steven J. Freiberg	/ / FOR	/ / AGAINST	/ / ABSTAIN

c) Kenneth C. Griffin	/ / FOR	/ / AGAINST	/ / ABSTAIN

d) Joseph M. Velli	/ / FOR	/ / AGAINST	/ / ABSTAIN

e) Donna L. Weaver	/ / FOR	/ / AGAINST	/ / ABSTAIN

2. To authorize the Board of Directors to file an Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at a specified ratio of 1-for-10.

/ / FOR	/ / AGAINST	/ / ABSTAIN

3. To approve changes to the Company’s 2005 Equity Incentive Plan, including increasing share authorization by 125 million shares (subject to adjustment to 12.5 million shares if Proposal 2 is adopted and implemented).

/ / FOR	/ / AGAINST	/ / ABSTAIN

4. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2010.

/ / FOR	/ / AGAINST	/ / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3 AND 4.

PLEASE SIGN EXACTLY AS YOUR NAME(S) IS (ARE) SHOWN ON THE SHARE CERTIFICATE TO WHICH THE PROXY APPLIES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated:	, 2010

(Signature)

(Additional signature if held jointly)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.